EXECUTION COPY

CERTAIN CONFIDENTIAL INFORMATION IDENTIFIED IN THIS DOCUMENT MARKED BY [**] , HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SETTLEMENT AGREEMENT
BY AND BETWEEN
SUPERNUS PHARMACEUTICALS, INC.

AND

ASCENT PHARMACEUTICALS, INC.

DATED AS OF APRIL 30, 2024

52483680.4 08/01/2024

EXECUTION COPY
THIS SETTLEMENT AGREEMENT, (“Settlement Agreement”) is entered into as of April 9, 2024 (the “Effective Date”) by and between, Supernus Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, having offices located at 9715 Key West Avenue, Rockville, Maryland 20850 (“Supernus”), on the one hand, and Ascent Pharmaceuticals, Inc., a corporation organized and existing under the laws of New York, having its principal place of business at 400 South Technology Drive, Central Islip, New York 11722 (“Ascent”), on the other hand. Supernus and Ascent are collectively referred to herein as the “Parties,” or each individually as a “Party.”
RECITALS:
WHEREAS, Supernus is the owner of New Drug Application No. 201635, which was approved by the Food and Drug Administration for the manufacture and sale of an extended release topiramate oral capsule product, which Supernus sells under the trade name Trokendi XR®;
WHEREAS, Ascent submitted Abbreviated New Drug Application No. 217443 (as defined in the License Agreement for the Ascent Product (the “License Agreement,” attached hereto as Exhibit A), the “Ascent ANDA”), to the FDA under Section 505(j) of the Federal Food, Drug, and Cosmetic Act (codified at 21 U.S.C. §355(j)) seeking approval to engage in the manufacture, use, sale, offer for sale, or importation of extended-release capsules, containing 25 mg, 50 mg, 100 mg, and 200 mg of topiramate, that are the subject of the Ascent ANDA (as defined in the License Agreement, the “Ascent Product”);
WHEREAS, the filing of the Ascent ANDA included a “paragraph IV certification” pursuant to 21 U.S.C. § 355(j)(2)(a)(vii)(IV) seeking approval to engage in the manufacture, use and sale of the Ascent Product prior to the expiration of United States Patent Nos. 8,298,576 (the “’576 Patent”), 8,298,580 (the “’580 Patent”), 8,663,683 (the “’683 Patent”), 8,877,248 (the “’248 Patent”), 8,889,191 (the “’191 Patent”), 8,992,989 (the “’989 Patent”), 9,549,940 (the “’940 Patent”), 9,555,004 (the “’004 Patent”), 9,622,983 (the “’983 Patent”), 10,314,790 (the “’790 Patent”) (collectively, the “Litigated Patents”);
WHEREAS, Supernus has prosecuted and Ascent has defended an action for patent infringement in the United States District Court for the District of New Jersey (the “Court”) regarding the Ascent ANDA and the Ascent Product, which action is captioned Supernus Pharmaceuticals, Inc. v. Ascent Pharmaceuticals, Inc. (Civil Action No. 3:23-cv-04015-GC- DEA) (the “Pending Litigation”);
WHEREAS, in the Pending Litigation the Ascent ANDA has a 30-month stay of FDA approval pursuant to 35 U.S.C. § 355(j)(5)(B)(iii) expiring on December 16, 2025;
WHEREAS, Supernus and Ascent wish to settle the Pending Litigation and have reached an agreement, encompassing the terms and conditions set forth in this Settlement Agreement together with the License Agreement and an agreed Stipulation of Dismissal with regard to the Pending Litigation (the “Dismissal,” attached hereto as Exhibit B) (with the Settlement Agreement, the License Agreement, and the Dismissal being collectively referred to as the “Settlement Documents”);
WHEREAS, neither Supernus nor Ascent have received any consideration from the other for their entry into this Settlement Agreement other than that which is set forth in the Settlement Documents; and
WHEREAS, the Settlement Documents constitute Ascent’s and Supernus’s independent judgment as to the most convenient, effective and expeditious way to mutually settle all disputes that have arisen associated with the Ascent ANDA.
2
52483680.4 08/01/2024

EXECUTION COPY
NOW, THEREFORE, in consideration of the mutual covenants and agreements described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the License Agreement.
2.The Parties consent to the jurisdiction of the Court for the purposes of the settlement of the Pending Litigation.
3.The Parties agree that the Court has jurisdiction over the Pending Litigation and over Supernus and Ascent for purposes of the Pending Litigation, and that venue is proper in the District of New Jersey for purposes of the Pending Litigation.
4.Ascent, on behalf of itself and its Affiliates, admits, solely with respect to the Ascent ANDA and the Ascent Product, and solely for this Pending Litigation, that the Litigated Patents, and all the claims contained therein, are valid and enforceable.
5.Ascent, on behalf of itself and its Affiliates, admits, solely with respect to the Ascent ANDA and the Ascent Product, that the claims of the Litigated Patents asserted as of the Effective Date in the Pending Litigation, were infringed by the filing of the Ascent ANDA and, absent a license from Supernus, would be infringed by the manufacture, use, sale, offer for sale, or importation of the Ascent Product in the Territory.
6.Notwithstanding the foregoing, the Parties agree that nothing prohibits Ascent from asserting any and all counterclaims or defenses of invalidity, non-infringement, and/or unenforceability in view of the Litigated Patents in any proceeding the subject matter of which is not the Ascent Product or a Generic Equivalent Product (and may file a petition for ex parte reexamination, Inter Partes Review (IPR), and Post Grant Review (PGR) of a Litigated Patent, if such Litigated Patent is asserted against Ascent in any proceeding the subject matter of which is not the Ascent Product or a Generic Equivalent Product).
7.Supernus represents, warrants, and covenants that Supernus is the sole owner of the Litigated Patents, and Supernus possesses the sole right to enforce the Litigated Patents.
8.Supernus hereby covenants not to sue Ascent or any of its shareholders, licensees, sublicensees, customers, suppliers, importers, manufacturers, distributors, marketers, insurers, or any heirs, administrators, executors, predecessors, successors, or assigns of the foregoing, or cause or authorize any Person to do any of the foregoing, claiming or otherwise asserting that the manufacture, having manufactured, use, sale, offer for sale, or importation of the Ascent Product infringes the Litigated Patents and any other U.S. patents or patent applications and foreign patents Controlled now or in the future by Supernus or any of its Affiliates that could claim or cover the making, having made, using, selling, offering for sale or importation of the Ascent Product or components therein solely for use in the Ascent Product. Supernus will impose the foregoing covenant on any Third Party to which Supernus may assign, grant a right to enforce, or otherwise transfer (by any means) any of the Litigated Patents. This Section 8 of the Settlement Agreement shall not apply in the event Supernus has terminated the License Agreement.
9.Ascent, on behalf of itself and its Affiliates, represents, warrants, and covenants that it has not granted or assigned to any Third Party, directly or indirectly, any right or license under or to the Ascent ANDA or the Ascent Product, and that it will not, except in accordance with the License Agreement, do any of the foregoing (including, selling, assigning, transferring, or divesting the Ascent ANDA to a Third Party).
3
52483680.4 08/01/2024

EXECUTION COPY
10.In consideration of the mutual execution of the Settlement Documents and the mutual agreement to be legally bound by the terms hereof, each of Supernus and Ascent, with the intention of binding itself and its Affiliates and its and their respective predecessors, successors, heirs and assigns, directors, officers, employees and representatives, hereby fully, finally and irrevocably release and discharge the other Party, and its Affiliates and its and their respective directors, officers, employees, customers, importers, manufacturers, distributors, suppliers, marketers, insurers, attorneys, representatives and agents, or any heirs, administrators, executors, predecessors, successors, or assigns of the foregoing, from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, liabilities, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, counterclaims, demands, costs, expenses, losses, liens and obligations, whatsoever, in law or equity, whether known or unknown, pending or future, certain or contingent, foreseeable or not foreseeable, occurring before or as of the Effective Date related to the Litigated Patents and any other U.S. patents or foreign equivalents thereof which could reasonably be asserted against the Ascent ANDA or the Ascent Product, that are owned, licensed, or controlled by Supernus, including (i) in connection with the Pending Litigation, (ii) associated with the Ascent ANDA and Ascent Product, and including Supernus’s assertion of the Litigated Patents against Ascent, or (iii) all other claims that were asserted or could have been asserted in the Pending Litigation (collectively, the “Released Claims”). For purposes of clarity, nothing herein shall inhibit any Party’s ability to enforce the terms of the Settlement Documents, or Supernus’s ability to enforce any patent, including the Litigated Patents against Third Parties, or Ascent’s ability to assert claims, counterclaims or defenses of non-infringement, invalidity, or unenforceability of any patents, including the Litigated Patents, in any proceeding the subject matter of which is not the Ascent Product. EACH PARTY ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH IT NOW KNOWS OR BELIEVES TO EXIST WITH RESPECT TO THE RELEASED CLAIMS, THE FACTS AND CIRCUMSTANCES ALLEGED IN THE ACTION, AND/OR THE SUBJECT MATTER OF THIS SETTLEMENT AGREEMENT, WHICH, IF KNOWN OR SUSPECTED AT THE TIME OF EXECUTING THIS SETTLEMENT AGREEMENT, MAY HAVE MATERIALLY AFFECTED THIS SETTLEMENT AGREEMENT. NEVERTHELESS, UPON THE EFFECTIVENESS OF THE RELEASE OF THE RELEASED CLAIMS AS SET FORTH IN THIS SECTION, EACH PARTY HEREBY ACKNOWLEDGES THAT THE RELEASED CLAIMS INCLUDE WAIVERS OF ANY RIGHTS, CLAIMS, OR CAUSES OF ACTION THAT MIGHT ARISE AS A RESULT OF SUCH DIFFERENT OR ADDITIONAL CLAIMS OR FACTS. EACH PARTY ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE AND POTENTIAL CONSEQUENCES OF SUCH A RELEASE OF UNKNOWN UNITED STATES JURISDICTION CLAIMS AND OF SUCH A SPECIFIC WAIVER OF RIGHTS. EACH PARTY INTENDS THAT THE CLAIMS RELEASED BY IT UNDER THIS RELEASE BE CONSTRUED AS BROADLY AS POSSIBLE TO THE EXTENT THEY RELATE TO UNITED STATES JURISDICTION CLAIMS. EACH PARTY IS AWARE OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
EACH PARTY AGREES TO EXPRESSLY WAIVE ANY RIGHTS IT MAY HAVE UNDER THIS CODE SECTION OR UNDER FEDERAL, STATE, OR COMMON LAW STATUTES OR JUDICIAL DECISIONS OF A SIMILAR NATURE, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL SUCH UNKNOWN RELEASED CLAIMS.
4
52483680.4 08/01/2024

EXECUTION COPY
11.Supernus and Ascent each represents and warrants that it has the full right, authority and power to enter into the Settlement Documents and that the Settlement Documents shall create and constitute a binding obligation on its part as of the Effective Date.
12.Supernus and Ascent agree that each will bear its own costs and legal fees for the Pending Litigation.
13.From the execution of the Settlement Documents, and unless the Settlement Documents are terminated, neither Party will actively pursue litigation activities related to the Pending Litigation, except to the extent required by court order or other Applicable Law. In consideration of the benefits of entering into the Settlement Documents, the Parties, through their respective attorneys, shall, within three (3) Business Days of the Effective Date, jointly seek that the Court enter the Dismissal. In the event that the Court should refuse to enter the Dismissal, the Parties shall work together in good faith to modify the Dismissal to meet the Court’s requirements, provided that nothing contained herein shall be deemed to require a Party to agree to a modification of the Dismissal or any other Settlement Document that materially affects the economic value of the transactions contemplated hereby. If despite such good faith efforts the Court refuses within thirty (30) days of the Effective Date to enter the Dismissal, the Settlement Documents shall be null and void ab initio.
14.The Parties shall submit the Settlement Documents to the Federal Trade Commission Bureau of Competition (the “Commission”) and the Assistant Attorney General in charge of the Antitrust Division of the Department of Justice (the “DOJ”) as soon as practicable following the Effective Date and in no event later than ten (10) Business Days following the Effective Date. The Parties shall use all reasonable efforts to coordinate the making of such filings, and shall respond promptly to any requests for additional information made by either of such agencies. Each Party reserves the right to communicate with the Commission or the DOJ regarding such filings as it believes appropriate. Each Party shall keep the other reasonably informed of such communications and shall not disclose the Confidential Information of the other without such other Party’s consent (not to be unreasonably withheld). To the extent that any legal or regulatory issues or barriers arise with respect to the Settlement Documents, or any subpart thereof, the Parties shall work together in good faith and use reasonable efforts to modify the Settlement Documents to overcome any such legal or regulatory issues (including, for example, objections by the Commission, the DOJ, or any applicable court) in a mutually acceptable fashion, but in no event shall either Party be required to agree to any modification of the Settlement Documents that materially affects the economic value of the transactions contemplated hereby. For purposes of this Settlement Agreement, “reasonable efforts” shall mean reasonable efforts and commitment of resources consistent with such Party’s similarly situated products or projects in order to achieve a stated goal as expeditiously as practical.
15.This Settlement Agreement shall terminate upon the expiration of the Litigated Patents, provided that Section 10 of this Settlement Agreement shall survive any such termination. Provided that this Settlement Agreement terminates due to expiration of the Litigated Patents, Section 8 of this Settlement Agreement shall survive termination and remain in effect until all patents and patent applications covered by Section 8 of this Settlement Agreement have expired or are no longer in force.
16.The Settlement Documents are governed under the provisions of the following Sections of the License Agreement: 5 (Confidentiality); 11.1 and 11.2 (Notice); 11.3 (Assignment); 11.4 (Amendment); 11.5 (Public Announcement); 11.6 (Merger and Integration); 11.7 (Governing Law); 11.8 (Agreement Costs); 11.9 (Counterparts); 11.10 (Severability); 11.11 (Relationship of the Parties); 11.12 (Construction); 11.13 (Dispute Resolution); 11.14 (Cumulative Rights); 11.15 (No Third Party Benefit); 11.16 (Further Assurance); and 11.17 (Waiver).
5
52483680.4 08/01/2024

EXECUTION COPY
[Signature Page Follows]

6
52483680.4 08/01/2024

EXECUTION COPY

[Signature Page to Settlement Agreement]
IN WITNESS WHEREOF, the Parties hereto have each caused this Settlement Agreement to be executed by their authorized representatives as of the Effective Date.
SUPERNUS PHARMACEUTICALS, INC.

By:    /s/ Jack Khattar
Name:    Jack Khattar
Title:    President & CEO

ASCENT PHARMACEUTICALS, INC.

By:/s/ Sudhakar Vidiyala
Name:    Sudhakar Vidiyala
Title:    President & CEO
7
52483680.4 08/01/2024

EXECUTION COPY

EXHIBIT A
LICENSE AGREEMENT
BY AND BETWEEN
SUPERNUS PHARMACEUTICALS, INC.
AND
ASCENT PHARMACEUTICALS, INC.
DATED AS OF APRIL 30, 2024
52483680.4 08/01/2024

EXECUTION COPY
THIS LICENSE AGREEMENT (“License Agreement”) is entered into as of April 30, 2024 (the “Effective Date”) by and between, Supernus Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, having offices located at 9715 Key West Avenue, Rockville, Maryland 20850 (“Supernus”), on the one hand, and Ascent Pharmaceuticals, Inc., a corporation organized and existing under the laws of New York, having its principal place of business at 400 South Technology Drive, Central Islip, New York 11722 (“Ascent”), on the other hand. Supernus and Ascent are collectively referred to herein as the “Parties,” or each individually as a “Party.”
RECITALS:
WHEREAS, Supernus and Ascent are parties to a certain Settlement Agreement of even date herewith (the “Settlement Agreement”), pursuant to which Supernus and Ascent are settling the Pending Litigation (as defined in the Settlement Agreement);
WHEREAS, in accordance with the Settlement Agreement to which this License Agreement is attached as Exhibit A and is being executed contemporaneously with this License Agreement, Supernus and Ascent have agreed to enter into this License Agreement as part of the Settlement Documents (as defined in the Settlement Agreement, the “Settlement Documents”); and
WHEREAS, as part of such settlement of the Pending Litigation, the Parties have agreed to enter into this License Agreement upon the terms and subject to the conditions set forth below.
NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements described herein and in the Settlement Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Definitions.
16.1“Accelerated License Date” means the earlier of: (i) the date of one or more Final PTO Decisions or Final Court Decisions finding all the claims of the Litigated Patents then asserted and finally adjudicated against a Third Party with respect to a Generic Equivalent Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug to be invalid, unenforceable, unpatentable, and/or not infringed; (ii) the date of a First Commercial Sale of a Generic Equivalent Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug of a Third Party which had originally filed an ANDA or 505(b)(2) application after January 1, 2015, with a “Paragraph IV Certification” under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) or 21 U.S.C. § 355(b)(2)(A)(iv) (as amended or replaced) under a license or other authorization by Supernus; (iii) the date an Authorized Generic ANDA Product is Marketed; (iv) the date an AG Product is Marketed; or (v) the date all the Litigated Patents are expired, dedicated to the public, or delisted from the Orange Book for the Trokendi XR Product.
2
52483680.4 08/01/2024

EXECUTION COPY
16.2“Affiliate” means, with respect to a Party, a Person that controls, is controlled by, or is under common control with such Party. For the purposes of this definition, the word “Control” (including, with correlative meaning, the terms “Controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person, whether by the ownership of fifty percent (50%) or more of the voting interest of such Person (it being understood that the direct or indirect ownership of a lesser percentage of such interest shall not necessarily preclude the existence of control), or by contract or otherwise.
16.3“AG Product” means a product that is not Labeled with the Trokendi XR® trademark containing the Compound in any strength as its sole active ingredient that is Marketed or supplied under the Supernus NDA, described therein now or hereafter.
16.4“ANDA” means an Abbreviated New Drug Application to the FDA for approval to Manufacture and Market a pharmaceutical product in or into the Territory.
16.5“Anticipated License Date” means February 1, 2026.
16.6“Applicable Law” means the applicable Laws, rules, regulations, guidelines and requirements of any Governmental Authority related to the performance of either Party’s obligations under the Settlement Documents.
16.7“At-Risk Launch” means the First Commercial Sale of a Generic Equivalent Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug, other than an Authorized Generic ANDA Product, by a Third Party, other than a Third Party acting pursuant to an agreement or understanding with Supernus or otherwise in privity with Ascent or its Affiliates, preceding a Final PTO Decision or Final Court Decision holding all the claims of the Litigated Patents asserted and finally adjudicated against the Third Party to be invalid, unenforceable, unpatentable, and/or not infringed by such Generic Equivalent Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug. For the avoidance of doubt, an At-Risk Launch does not include the Launch of a Generic Equivalent Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug by a Third Party acting pursuant to an agreement or understanding between Supernus and the Third Party.
16.8“At-Risk Launch Date” means the date of the First Commercial Sale for an At-Risk Launch.
16.9“At-Risk License Date” means (i) if Supernus files a TRO/PI, the [**] of (x) [**] after the At-Risk Launch Date, (y) if the original TRO/PI was filed in an appellate court, the date the appellate court denies the TRO/PI, and (z) if the original motion was filed in a district court and the district court denies the TRO/PI the later of (a) [**] after the date the district court denies the TRO/PI, and (b) if Supernus files a TRO/PI in an appellate court, the date the appellate court denies the TRO/PI; and (ii) if Supernus does not file with the court a TRO/PI, [**] the At-Risk Launch Date; provided, in each case, that the [**] or [**] to a [**] the
52483680.4 08/01/2024

EXECUTION COPY
[**] as the [**] which is the subject of the [**] continues to be on the market in the [**] on such date.
16.10“At-Risk Period” shall have the meaning assigned to such term in Section 4.3.5.
16.11“Authorized Generic ANDA Product” means a [**] or [**] to a [**] the [**] as the [**], whether pursuant to a [**] or [**], for Marketing pursuant to an agreement between Supernus and a Third Party which had originally filed an ANDA or 505(b)(2) application with respect to a Generic Equivalent Product or [**]to a [**] the [**] as the [**]after [**], with a “Paragraph IV Certification” under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) or 21 U.S.C. § 355(b)(2)(A)(iv) (as amended or replaced). For the avoidance of doubt, if Supernus has entered or enters into an agreement with a Third Party which had [**] with respect to a [**] or [**] as the reference listed drug after [**], with a “Paragraph IV Certification” under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) or 21 U.S.C. § 355(b)(2)(A)(iv) (as amended or replaced) that [**] the [**] of a [**] or [**]to a [**] the [**] as the [**] in the Territory, and such agreement includes a [**], or the like with respect to [**] of such [**] or [**]to a [**] the [**] as the [**], such [**] or [**]to a [**] the [**] as the [**] shall not be considered an [**] by virtue of such [**], or the like, provided such [**] or [**]to a [**] the [**] as the [**]is no longer being Marketed in the Territory.
16.12“Business Day” means any day other than a Saturday, Sunday, or a day on which banks in New York, New York are authorized or required by Law to close.
16.13“Claim” means any Third Party claim, lawsuit, investigation, proceeding, regulatory action, or other cause of action.
16.14“Commercially Reasonable Efforts” means efforts and diligence in accordance with Ascent’s reasonable and sound business, legal, medical, and scientific judgment and in accordance with the efforts and resources Ascent would use in other aspects of its business that have similar commercial value and market potential, taking into account the competitiveness of the marketplace, the business life-cycle, the proprietary position of Ascent, and the profitability of the pertinent product.
16.15“Compound” means topiramate.
16.16“Confidential Information” means, subject to Section 5.1, any scientific, technical, formulation, process, Manufacturing, clinical, non-clinical, regulatory, Marketing, financial, or commercial information or data relating to the business, projects, employees, or products of either Party and provided by one Party to the other by written, oral, electronic, or other means in connection with the Settlement Documents.
16.17“[**]” shall have the meaning assigned to such term in Section 3.5.
16.18“Effective Date” shall have the meaning assigned to such term in the preamble to this License Agreement.
52483680.4 08/01/2024

EXECUTION COPY
16.19“FDA” means the United States Food and Drug Administration or any successor agency thereof.
16.20“Final Court Decision” means a final decision of any Federal court from which no appeal has been taken or can be taken within the time permitted therefor (other than a petition to the United States Supreme Court for a writ of certiorari').
16.21“Final PTO Decision” means a final judgment by the U.S. Patent Trial and Appeal Board from which no appeal has been taken or can be taken within the time permitted therefor (other than a petition to the United States Supreme Court for a writ of certiorari).
16.22“First Commercial Sale” means the Shipment by a Third Party of commercial quantities of product for immediate commercial sale in the Territory to any of the following: retail chains, pharmaceutical wholesalers, health care providers, or managed care providers in the Territory. In the event that Ascent provides written notice to Supernus advising that Ascent has determined that a Third Party has completed the First Commercial Sale of a Generic Equivalent Product and the date of such First Commercial Sale (a “Safe Harbor Notice”), and Supernus confirms such determination or fails to deliver written notice to Ascent reasonably and in good faith objecting to such determination (and setting forth independent and reliable information gained from reliable sources in the trade) within [**] after receipt of such Safe Harbor Notice from Ascent, then a First Commercial Sale shall be conclusively deemed to have occurred on such date. In the event that Supernus delivers timely written notice to Ascent reasonably and in good faith objecting to the determination (and setting forth independent and reliable information gained from reliable sources in the trade) set forth in the Safe Harbor Notice, Supernus shall be deemed to have reserved its right to dispute the occurrence of the First Commercial Sale.
16.23Reserved.
16.24“Force Majeure” means any circumstances reasonably beyond a Party’s control, including, acts of God, civil disorders or commotions, acts of aggression, terrorism, fire, explosions, floods, drought, war, sabotage, embargo, utility failures, supplier failures, material shortages, labor disturbances, a national health emergency, or appropriations of property.
16.25“GAAP” means generally accepted accounting principles in effect in the United States from time to time, consistently applied.
16.26“Generic Equivalent Product” means an extended release oral capsule product containing the Compound as its sole active ingredient which is submitted to the FDA for Regulatory Approval pursuant to an ANDA as a Therapeutic Equivalent to the Trokendi XR Product. For clarity. Generic Equivalent Product shall not include AG Product.
16.27“Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official, or other instrumentality of: (i) any government of any country; or (ii) a federal, state, province, county, city, or other political subdivision thereof.
52483680.4 08/01/2024

EXECUTION COPY
16.28“Label” means any Package labeling designed for use with a product, including the package insert for such product that is approved by the FDA, and “Labeled” or “Labeling” shall have the correlated meaning.
16.29“Launch” means the first Shipment of a Generic Equivalent Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug to a Third Party.
16.30“Law” or “Laws” means all laws, statutes, rules, codes, regulations, orders, judgments, and ordinances of any Governmental Authority.
16.31“License and Authorization” shall have the meaning assigned to such term in Section 2.5.
16.32“Licensed Patents” means: (i) the Litigated Patents and any patent that issues as a result of a continuation, continuation-in-part, divisional, reexamination, or reissue thereof; and (ii) any other present or future U.S., international, or foreign patent owned or controlled by Supernus or any of its Affiliates which claims cover the Manufacturing, Marketing, Shipping, using, or importing of the Ascent Product or any component therein, including any additional patents listed now or in the future in FDA’s Orange Book for the Trokendi XR Product.
16.33“Litigated Patents” shall have the meaning assigned to such term in the Settlement Agreement.
16.34“Losses” means any liabilities, damages, costs, or expenses, including reasonable attorneys’ fees and expert fees, incurred by any Party that arises from any claim, lawsuit or other action by a Third Party.
16.35“Manufacture” means all activities related to the manufacturing, development and use of a pharmaceutical product, or any ingredient thereof, including, manufacturing Compound or supplies for development, manufacturing a product for commercial sale, packaging, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, ongoing stability tests and regulatory activities related to any of the foregoing, and “Manufactured” or “Manufacturing” shall have the correlated meaning.
16.36“Market” means to distribute, have distributed, promote, advertise, market, offer for sale, or sell, to a Third Party, and “Marketing” or “Marketed” shall have the con-elated meaning.
16.37“Net Sales” shall equal the gross amounts invoiced for sales of the Ascent Product to Third Parties in the Territory less all applicable deductions from such gross sales, all as determined in accordance with Ascent’s standard practices for other pharmaceutical products and consistent with the customary practices in the generic pharmaceutical industry in the
52483680.4 08/01/2024

EXECUTION COPY
Territory, consistently applied, and which, as applicable, are actually incurred, allowed, accrued, or specifically allocated, including:
1.1.1[**];
1.1.2[**];
1.1.3[**];
1.1.4[**];
1.1.5[**];
1.1.6[**]; and
1.1.7[**].
For the sake of clarity, all such deductions represent reductions to the gross amount invoiced for sales of the Ascent Product by Ascent or its Affiliates to Third Parties in the Territory in accordance with GAAP.
16.38“NDA” means a New Drug Application (or equivalent regulatory mechanism) filed with the FDA pursuant to and under 21 U.S.C. § 355(b) (as amended, supplemented, or replaced), together with the FDA’s implementing rules and regulations.
16.39“Orange Book” means the “Approved Drug Products with Therapeutic Equivalence Evaluations” published by FDA.
16.40“Package” means all primary containers, including bottles, cartons, shipping cases, or any other like matter used in packaging or accompanying a product, and “Packaged” or “Packaging” shall have the correlated meaning.
16.41“Party” or “Parties” shall have the meaning assigned to such term in the preamble to this License Agreement.
16.42“Pending Litigation” shall have the meaning assigned to such term in the Settlement Agreement.
16.43“Person” means any individual, partnership, association, corporation, limited liability company, trust, or other legal person or entity.
16.44“Regulatory Approval” means final Marketing approval by the FDA for the Marketing of a pharmaceutical product in the Territory.
16.45“Settlement Agreement” shall have the meaning assigned to such term in the Recitals.
52483680.4 08/01/2024

EXECUTION COPY
16.46“Shipped” means, with respect to a product, when a Person has delivered shipments of such product to a common earner in the Territory for shipment to other Persons for resale; in each instance, “Shipment,” “Ship,” or “Shipping” shall have the correlated meaning.
16.47“Supernus” shall have the meaning assigned to such term in the preamble to this License Agreement.
16.48“Supernus NDA” means NDA No. 201635, as amended or supplemented.
16.49“Supernus Party” shall have the meaning assigned to such term in Section 7.2.
16.50“Supernus’s External Auditor” shall have the meaning assigned to such term in Section 4.8.
16.51Reserved.
16.52“Term” shall have the meaning assigned to such term in Section 10.1.
16.53“Territory” means the United States of America, and its territories, commonwealths, districts and possessions, including the Commonwealth of Puerto Rico.
16.54“Therapeutic Equivalent” shall have the meaning given to it by the FDA in the current edition of the Orange Book as may be amended from time to time during the Term.
16.55“Third Party” or “Third Parties” means any Person or entity other than a Party or its Affiliates.
16.56“Third Party Agreement” shall have the meaning assigned to such term in Section 3.8.
16.57“Trokendi XR Product” means the extended release oral capsule product containing the Compound as its sole active ingredient which is approved for Marketing pursuant to the Supernus NDA and is Marketed in the Territory under the Trokendi XR® trademark (or a successor trademark adopted for such product).
16.58“TRO/PI” means a motion for temporary restraining order and/or preliminary injunction, or other court filing, in each case seeking cessation or prevention of an At- Risk Launch.
16.59“Ascent” shall have the meaning assigned to such term in the preamble to this License Agreement.
16.60Reserved.
16.61“Ascent ANDA” shall mean ANDA No. 217443 (together with any amendments, supplements, or other changes thereto) seeking approval to engage in the
52483680.4 08/01/2024

EXECUTION COPY
Manufacture, use, and sale of an extended release oral capsule product containing the Compound as its sole active ingredient.
16.62“Ascent Launch” means a Launch by Ascent of a Ascent Product.
16.63“Ascent License Date” means the earlier of:
16.63.1the Anticipated License Date;
16.63.2an At-Risk License Date; or
16.63.3an Accelerated License Date.
16.64“Ascent Party” shall have the meaning assigned to such term in Section 7.1.
16.65Reserved.
16.66“Ascent Product” means extended release oral capsules containing the Compound as its sole active ingredient, which is the subject of the Ascent ANDA, including all formulations and strengths thereof, described therein now or hereafter.
16.67“Designated Distributor” means a Third Party designated by Ascent in accordance with Section 2 below to Market the Ascent Product pursuant to a license and authorization agreement (in a form substantially identical to Exhibit C) executed by and among Supernus, Ascent, and the Third Party.
17.License and Authorization
17.1Subject to the terms, conditions, and limitations hereof, including the conditions set forth in Section 3, Supernus hereby grants to Ascent a non-exclusive license, under the Licensed Patents to: (i) Manufacture, have Manufactured, import, use, and Market the Ascent Product in, into, or for the Territory, on and after the applicable Ascent License Date; and (ii) Manufacture, and have Manufactured, import, and conduct regulatory activities regarding the Ascent Product in, into, or for the Territory prior to the Ascent License Date (but not to Market or Ship the Ascent Product prior to the Ascent License Date) in sufficient quantities to permit Ascent to Market and Ship the Ascent Product in, into, or for the Territory beginning [**] prior to the Ascent License Date, and (iii) beginning [**] prior to a date in good faith anticipated by Ascent to be the date that one or more Final PTO Decisions and/or Final Court Decisions will be entered finding all the claims of the Litigated Patents asserted and finally adjudicated against a Third Party which had originally filed an ANDA or 505(b)(2) application with respect to a Generic Equivalent Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug after January 1, 2015, with a “Paragraph IV Certification” under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) or 21 U.S.C. § 355(b)(2)(A)(iv) (as amended or replaced) with respect to a Generic Equivalent Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug to be invalid, unenforceable, or not infringed by such Generic Equivalent
52483680.4 08/01/2024

EXECUTION COPY
Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug (a “Potential Final Court Decision”), Manufacture, and have Manufactured, import, and conduct regulatory activities regarding the Ascent Product in, into, or for the Territory prior to the Ascent License Date (but not to Market or Ship the Ascent Product prior to the Ascent License Date) in sufficient quantities to permit Ascent to Market and Ship the Ascent Product in, into, or for the Territory on and after the Ascent License Date; provided that all Ascent Product in the Territory shall be remain at Ascent’s or its Designated Distributor’s warehouse until an Ascent License Date; and further provided, that Ascent or its Designated Distributor shall impound, re-export (or, at Ascent’s option, destroy) any Ascent Product which remains in the Territory at such time that Ascent in good faith determines that no such Final Court Decision will be issued with respect to a Third Party’s Generic Equivalent Product and no Accelerated License Date will result from such Potential Final Court Decision. If Supernus has entered or enters into a Third Party Agreement (as defined in Section 3.8) providing such Third Party with any license or authorization to Manufacture, and have Manufactured, import, and conduct regulatory activities regarding the Third Party’s Generic Equivalent Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug more than [**] prior to the date such Third Party is licensed or authorized by Supernus to Market such Generic Equivalent Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug, then this License Agreement shall automatically be amended to provide Ascent with such greater time period. Supernus will notify Ascent within [**] of entering into any such Third Party Agreement.
17.2Subject to the terms, conditions and limitations in this License Agreement, at the request of Ascent, Supernus will enter into a license and authorization agreement (in a form substantially identical to Exhibit C) to allow a Third Party to act as a Designated Distributor to Market in the Territory, on Ascent’s behalf, the Ascent Product on and after the applicable Ascent License Date. As set forth in the license and authorization agreement, the Designated Distributor shall itself have such obligations and such rights and obligations held by Ascent under this License Agreement. Supernus will not unreasonably refuse to enter into a license and authorization agreement at the request of Ascent. No Third Party which has filed and is maintaining an ANDA seeking Regulatory Approval for a Generic Equivalent Product may be a Designated Distributor. Except as expressly provided herein and under a license and authorization agreement by and among Supernus, Ascent, and a Third Party, there are no authorizations, licenses or rights granted to any Third Party or Designated Distributor under this License Agreement, by implication, estoppel or otherwise, including any right to Market or Manufacture any Generic Equivalent Product.
17.3If a Designated Distributor subsequently becomes unqualified to be a Designated Distributor, Ascent shall provide written notice to Supernus of the disqualification within ten (10) days of Ascent’s learning of the Designated Distributor’s disqualification. At any time after receiving Ascent’s written notice or Supernus having learned of the Designated Distributor’s disqualification, Supernus may provide [**] ([**]) days written notice to Ascent and the disqualified Designated Distributor of termination of the applicable license and authorization agreement. If an applicable license and authorization agreement is terminated by
52483680.4 08/01/2024

EXECUTION COPY
Supernus due to disqualification of a Designated Distributor, Ascent may elect to propose a new Designated Distributor in accordance with Sections 2.8 and 2.9.
17.4As of the Effective Date, Ascent may continue to take any steps necessary to pursue and obtain regulatory approval with the FDA for the Ascent Product. To the extent Supernus owns or controls any regulatory exclusivities granted by the FDA that may prevent or hinder Regulatory Approval or Marketing of the Ascent Product, Supernus hereby waives, effective as of the date that Ascent is licensed to conduct the applicable activity hereunder, such exclusivities including any pediatric exclusivities. Supernus shall, within [**] of Ascent’s request, provide the FDA, with a copy to Ascent, with (A) written confirmation of the Ascent License Date and the licenses and covenants herein, and/or (B) a waiver of any regulatory exclusivities or other regulatory rights that Supernus or its Affiliates control that apply to Trokendi XR Product, solely as necessary for Ascent to secure immediate final approval of the Ascent ANDA and Ascent Product to Launch the Ascent Product in the Territory as permitted by the License Agreement.
17.5The license and authorization granted in Section 2.1 and Section 3.1 of this License Agreement are referred to herein as the “License and Authorization.” Except to the extent permitted pursuant to Section 11.3, and without derogating from Ascent’s “have Manufactured” rights and/or Marketing rights set forth in Section 2.1, Ascent and a Designated Distributor shall not have the right to sublicense, assign, or transfer any of its rights under the License and Authorization.
17.6In the event the License and Authorization becomes effective due to an At- Risk License Date and there are thereafter no longer any Generic Equivalent Products or products subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug on the market in the Territory that are not authorized, whether pursuant to a license or covenant not to sue, for Marketing pursuant to an agreement with Supernus (other than Authorized Generic ANDA Product or AG Product subject to substantially the same provisions as set forth in this Section), upon notice from Supernus, Ascent’s right to Market Ascent Product under the License and Authorization shall immediately terminate, and Ascent or its Designated Distributor shall cease (no later than the end of the [**] following Ascent’s receipt of such notice) the Marketing and Shipping of Ascent Product until such subsequent time as another event constituting an Ascent License Date shall have occurred.
17.7Except as expressly set forth in this License Agreement, other Settlement Documents, or a license and authorization agreement by and among Supernus, Ascent, and a Third Party allowing the Third Party to be a Designated Distributor, there are no authorizations, licenses, or rights granted by either Party under this License Agreement, by implication, estoppel, or otherwise, including any right granted to Ascent or its Affiliates to Market or Manufacture any Generic Equivalent Product except under the Ascent ANDA. All rights not expressly granted by Supernus herein are hereby retained by Supernus. In addition, except as expressly set forth in this License Agreement or other Settlement Documents, Supernus explicitly retains the right itself or through an Affiliate to Market an AG Product, and Supernus
52483680.4 08/01/2024

EXECUTION COPY
is free to grant a license under the Licensed Patents or supply AG Product to Ascent or any Third Party.
17.8Upon Ascent’s [**] written notice to Supernus, Ascent may propose a Third Party to be a second Designated Distributor for the exclusive right to Market the Ascent product to governmental agencies, including, but not limited to, [**]. If Ascent uses a second Designated Distributor to exclusively Market the Ascent Product to [**], neither Ascent nor the first Designated Distributor may Market the Ascent Product to [**].
17.9Upon Ascent’s [**] written notice to Supernus, Ascent may propose to change and/or add a Designated Distributor to a different, qualified Third Party or eliminate the use of a Designated Distributor or begin Marketing the Ascent Product itself to governmental agencies, including but not limited to, the [**] Upon receipt of such written notice from Ascent, the then effective license and authorization agreement shall terminate with respect to the applicable Designated Distributor upon the execution of a license and authorization agreement (in a form substantially identical to Exhibit C) by and among Supernus, Ascent, and the proposed, qualified Third Party. The obligations under this License Agreement of any terminated Designated Distributor shall survive and continue, including those set forth in Sections 3, 5,7.1-7.7, and 11, notwithstanding such termination or Ascent’s election to change the Designated Distributor.
17.10Ascent shall be responsible for ensuring a Designated Distributor's compliance with the Designated Distributor’s obligations under a license and authorization agreement by and among Supernus, Ascent, and a Third Party to comply with Ascent’s obligations under this License Agreement. In the event a Designated Distributor fails to comply with Ascent’s obligations under this License Agreement as set forth in the license and authorization agreement, such Designated Distributor’s noncompliance shall constitute both the Designated Distributor’s breach of the license and authorization agreement and Ascent’s breach of this License Agreement. A Designated Distributor’s breach of a license and authorization agreement by failing to comply with Ascent’s obligations under this License Agreement shall cause immediate termination of the license and authorization agreement.
18.Covenants
18.1Except as expressly provided in Section 2.1, Ascent hereby agrees not to manufacture, have manufactured, import, sell, offer to sell, or use Ascent Product in the Territory prior to the applicable Ascent License Date. Notwithstanding the foregoing and in addition to Section 2.1, Supernus hereby grants Ascent and any Designated Distributor a limited license, commencing [**] prior to the Ascent License Date, to communicate to potential purchasers that Ascent and any Designated Distributor will be selling the Ascent Product in the Territory on or after the Ascent License Date (including, for example, notification to customers regarding the Ascent Product, and engaging customers in non-binding pricing/contracting activities), and shipping or delivering or distributing the Ascent Product to Third Party distributors or Affiliated distributors, in each case solely for the purpose of conducting preparations for an Ascent Launch in or into the Territory on the [**]. In addition, starting [**] prior to a reasonably anticipated [**], Supernus hereby grants Ascent and any Designated Distributor a license to engage in
52483680.4 08/01/2024

EXECUTION COPY
premarketing activities including contacting customers and engaging in non-binding contracting negotiations, and entering into binding contracts beginning [**] prior to a reasonably anticipated [**]. If Supernus has entered or enters into a Third Party Agreement providing such Third Party with any license or authorization to conduct activities described in this Section for period of time greater than provided herein, then this License Agreement shall automatically be amended to provide Ascent with such greater time periods. Supernus will notify Ascent within [**] of entering into any such Third Party Agreement.
18.2Ascent and its Affiliates shall not assist, coordinate with, or otherwise help any Third Parties in prosecuting, defending, or settling their litigations concerning their ANDA to Market any Generic Equivalent Product, except as required by Law. Ascent and its Affiliates hereby agree not to: (i) challenge the validity, patentability, or enforceability of the Litigated Patents (including but not limited to a petition for ex parte reexamination, Inter Partes Review (IPR), and Post Grant Review (PGR)); (ii) aid, abet, assist, enable, or participate with any Third Party in a challenge to the validity, patentability, or enforceability of the Litigated Patents or the non-infringement of a Generic Equivalent Product; (iii) Market or Manufacture a Generic Equivalent Product other than the Ascent Product pursuant to the License and Authorization; or (iv) aid, abet, enable, or contract with any Third Party regarding the Marketing or Manufacturing of any Generic Equivalent Product in or into the Territory other than the Ascent Product. Notwithstanding the foregoing, nothing herein shall prohibit Ascent from asserting any and all counterclaims or defenses of invalidity, non-infringement, or unenforceability of the Litigated Patents in any proceeding the subject matter of which is not the Ascent Product or a Generic Equivalent Product or products subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug (and Ascent may file a petition for ex parte reexamination. Inter Partes Review (IPR), and Post Grant Review (PGR) of a Litigated Patent, if such Litigated Patent is asserted against Ascent in any proceeding the subject matter of which is not the Ascent Product or a Generic Equivalent Product or products subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug). Nothing herein shall prevent Ascent from filing or maintaining any Paragraph IV Certification with respect to any Litigated Patent or any other patent listed in the Orange Book in connection with any product which is not the Ascent Product or a Generic Equivalent Product or products subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug. Ascent shall have the right to maintain with the FDA any Paragraph IV Certifications filed against the Litigated Patents in connection with the Ascent ANDA and to file Paragraph IV Certifications in connection with the Ascent ANDA against any patents now listed or listed in the future in the Orange Book with respect to the Trokendi XR Product.
18.3Ascent and its Affiliates acknowledge and agree that the restrictions set forth herein on the manufacture, use, sale, offer to sell, importation, and distribution of the Ascent Product are reasonable and necessary to protect the legitimate business interests of Supernus, that Supernus would not have entered into the Settlement Documents in the absence of such restrictions, and that any breach of those restrictions will result in irreparable injury to Supernus for which there will be no adequate remedy at law. Accordingly, if Ascent and its Affiliates breach any of their undertakings in Sections 3.1 or 3.2, in addition to any other remedy Supernus may have at law or in equity: (1) Supernus may, at its sole discretion, immediately,
52483680.4 08/01/2024

EXECUTION COPY
effective upon notice to Ascent, terminate all, or any of, the License Agreement or the Settlement Agreement; and (2) Ascent agrees that Supernus shall be entitled to an injunction to prevent the continuance of such breach and that Supernus will not be required to demonstrate irreparable harm or that the balance of hardship supports the entry of injunctive relief in order to obtain such relief.
18.4Nothing set forth herein or in the other Settlement Documents shall be deemed to give Supernus any control over any Marketing exclusivity that may be granted to Ascent by the FDA in connection with the Ascent ANDA or the Ascent Product. Nothing set forth herein or in the other Settlement Documents shall be deemed to prevent or restrict Ascent from Manufacturing or Marketing any Generic Equivalent Product which would not infringe the Licensed Patents, and nothing herein shall prohibit Ascent from entering into any agreement with a Third Party related to any Generic Equivalent Product that does not infringe the Licensed Patents.
18.5Supernus hereby covenants not to sue Ascent or any of its shareholders, licensees, sublicensees, customers, suppliers, importers, manufacturers, distributors, marketers, insurers, or any heirs, administrators, executors, predecessors, successors, or assigns of the foregoing, or cause or authorize any Person to do any of the foregoing, claiming or otherwise asserting that the manufacture, having manufactured, marketing, use, sale, offer for sale, or importation of the Ascent Product or the active pharmaceutical ingredient for incorporation therein infringes the Licensed Patents and any other U.S. patents or patent applications and foreign patents Controlled now or in the future by Supernus or any of its Affiliates that could claim or cover the making, having made, marketing, using, selling, offering for sale or importation of the Ascent Productor components therein solely for use in the Ascent Product (the “Covenant Not to Sue”). Supernus will impose the foregoing Covenant Not to Sue on any Third Party to which Supernus may assign, grant a right to enforce, or otherwise transfer (by any means) any of the patents subject to the foregoing Covenant Not to Sue. The Covenant Not to Sue shall not apply in the event Supernus has terminated this License Agreement. For any of the Licensed Patents listed in the Orange Book for the Trokendi XR Product, the Covenant Not to Sue will hereby be treated as a non-exclusive license, so that Ascent may file, modify and maintain with the FDA any “Paragraph IV Certifications” under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) and 21 U.S.C. § 355(b)(2)(A)(iv) (as amended or replaced) with respect to the Ascent ANDA, or amend the Ascent ANDA or (ii) amending Ascent’s ANDA to include Paragraph IV Certifications to any other patents that may be listed in the Orange Book for the Trokendi XR Product.
18.6Supernus shall not [**] to [**] with the FDA approval of the Ascent ANDA, or the [**] as of the applicable [**], and shall not assist, encourage, finance, or join with any Third Party to do so, including by: (i) [**] as [**] or [**] the [**] prior to [**] after the [**] in the [**]; (ii) [**] or [**] any [**] with respect to the [**] from the [**]; (iii) [**] for the [**]; (iv) [**] or otherwise [**] the [**] of the [**] ([**]due to a [**] or [**] issue based on [**]) prior to the [**] in the [**]; (v) [**] or otherwise [**] any action with the [**] to [**] any of the [**] from the market ([**] due to a [**] or [**] issue based on [**]) prior to [**] after [**] in the
52483680.4 08/01/2024

EXECUTION COPY
[**]; or (vi) filing any [**] with the [**] or suit against [**] relating to [**] which [**] the approval of the [**], [**] for purposes of [**] or [**] which are based on [**].
18.7Reserved.
18.8Supernus represents and covenants to Ascent that the Ascent License Date, license acceleration provisions therein, launch at risk terms, and royalties terms, as set forth in Section 4 (including the royalty rates set forth in Section 4.3), will be equivalent to or better than the terms granted by Supernus after the Effective Date to any Third Party which had originally filed an ANDA or 505(b)(2) application [**] or [**] to a [**] the [**] as the [**] after [**], with a “Paragraph IV Certification” under 21 U.S.C. § 355(j)(2)(A)(vii)(IV) (as amended or replaced) or 21 U.S.C. § 355(b)(2)(A)(iv) (as amended or replaced) (“Third Party Agreement”). If Supernus has entered or enters into a Third Party Agreement providing such Third Party with more [**], or [**] to a [**] or [**] to a [**] the [**] as the [**], then the applicable terms in this License Agreement shall be automatically amended to provide such more favorable terms to Ascent. Supernus will notify Ascent within [**] of entering into any such Third Party Agreement.
18.9Reserved.
18.10Prior to the Ascent License Date, Supernus will provide written notice to Ascent within [**] after each time either (i) Supernus submits a document to FDA seeking a change in the [**] for the Trokendi XR Product, including any specific [**] amendments or supplements to the Supernus NDA or (ii) FDA communicates to Supernus a suggestion or directive to make a change to the [**] for the Trokendi XR Product. In each case such notice shall include the text of the proposed or directed [**] change. Ascent shall be licensed to adopt, incorporate, and use any and all text of the proposed or directed [**] change for any change, amendment, or supplement to the Ascent ANDA.
19.Marketing of Ascent Product
19.1Ascent Pricing. Ascent and a Designated Distributor will have sole discretion in setting the price for the sale of Ascent Product in the Territory.
19.2Scope of License Agreement. Except to the extent permitted pursuant to Sections 2.1 and 11.3, and without derogating from Ascent’s “have Manufactured” and Marketing rights set forth in Section 2.1 or the rights of Third Parties after the first sale of any Ascent Product as permitted under this Agreement, only Ascent and a Designated Distributor shall be permitted to Launch and Market the Ascent Product under this License Agreement.
19.3Ascent Royalties. For any Ascent Product sold during the period commencing upon the Ascent License Date and continuing until the expiration of the last valid claim of the Litigated Patents asserted as of the Effective Date in the Pending Litigation (the “Royalty Term”), Ascent will pay to Supernus a royalty as follows:
52483680.4 08/01/2024

EXECUTION COPY
19.3.1[**] of Net Sales on Ascent Product sold (as determined by Ascent’s standard practices for other pharmaceutical products, consistently applied) during any period when the Ascent Product is the only Generic Equivalent Product or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug on the market in the Territory;
19.3.2[**] of Net Sales on Ascent Product sold (as determined by Ascent’s standard practices for other pharmaceutical products, consistently applied) during any period when the Ascent Product is on the market in the Territory with one (1) other Generic Equivalent Product, or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug;
19.3.3[**] of Net Sales on Ascent Product sold (as determined by Ascent’s standard practices for other pharmaceutical products, consistently applied) during any period when the Ascent Product is on the market in the Territory with two (2) other Generic Equivalent Products, or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug;
19.3.4[**] of Net Sales on Ascent Product sold when there are three (3) or more other Generic Equivalent Products, or product subject to a Section 505(b)(2) application referencing the Trokendi XR Product as the reference listed drug it being acknowledged, for the avoidance of doubt that the license granted hereunder shall be royalty-free during any period in which this Section 4.3.4 is applicable);
19.3.5Notwithstanding Sections 4.3.1 through 4.3.4, in the event that Ascent or a Designated Distributor sells any Ascent Product after an At-Risk Launch and prior to the earlier of the Anticipated License Date or an Accelerated License Date (the “At-Risk Period”) and Supernus subsequently obtains a court order enjoining such At-Risk Launch (which injunction is not subsequently vacated or otherwise overturned or rescinded), the royalty on Net Sales of the Ascent Product during such At-Risk Period will be retroactively increased to [**] of Net Sales on Ascent Product sold (as determined by Ascent’s standard practices for other pharmaceutical products, consistently applied, unless any such injunction is subsequently vacated) and Ascent will pay to Supernus the difference between the percentage of Net Sales actually paid by Ascent and [**] of such Net Sales on Ascent Product; provided that the total royalty payable by Ascent for sales of the Ascent Product during such At-Risk Period shall not exceed, on a per unit basis, the per unit amount paid by the Third Party initiating the At-Risk Launch. In the event Supernus obtains a court order (other than a Final Court Decision) enjoining an At-Risk Launch, the determination of whether the retroactive increase in the royalty rate under this Section 4.3.5 shall be applicable will be made upon the entry of a Final Court Decision concerning such order.
19.4Royalty Payments. Payments due under this Section 4 shall be made by Ascent for sales of Ascent Product whether by itself or a Designated Distributor within [**] days from the end of each calendar quarter in which Ascent Product is sold. All such payments shall include a report provided consistent with the antitrust laws which details the calculation of gross sales. Net Sales, and the royalties payable hereunder.
52483680.4 08/01/2024

EXECUTION COPY
19.5Annual True-Up. Within [**] days after the end of each calendar year during the Royalty Term in which fees are payable to Supernus pursuant to this Section 4, Ascent and the Designated Distributor shall perform a “true up” reconciliation (and shall provide Supernus with a written report of such reconciliation) of the items comprising deductions from Net Sales other than returns. The reconciliation shall be based on actual cash paid or credits actually issued plus an estimate for any remaining liabilities incurred related to Ascent Product but not yet paid. If the foregoing reconciliation report shows either an underpayment or an overpayment between the Parties, the Party owing payment to the other Party shall pay the amount of the difference to the other Party within [**] days of the date of delivery of such report.
19.6Final True-Up. Within [**] months of the end of the last calendar year during the Royalty Term in which fees are payable to Supernus pursuant to this Section 4, Ascent and the Designated Distributor shall perform a “true-up” reconciliation (and shall provide Supernus with a written report of such reconciliation) of the items comprising deductions from Net Sales for returns. The reconciliation shall be based on actual cash paid or credits issued for returns, through the [**] month period following the termination of the Royalty Term. If the foregoing reconciliation report shows either an underpayment or an overpayment between the Parties, the Party owing payment to the other Party shall pay the amount of the difference to the other Party within [**] days of the date of delivery of such report.
19.7Maintenance of Records. Ascent and the Designated Distributor shall, and shall ensure that their Affiliates shall, keep at either their normal place of business, or at an offsite storage facility, detailed, accurate, and up to date records consisting of (i) records and books of account sufficient to confirm the calculation of the gross sales, Net Sales, and the royalties payable hereunder; and (ii) any invoices or reports accompanying any payment to Supernus provided to Supernus in connection with this License Agreement. Such records shall be retained for a period of at least three (3) years after the end of each calendar quarter to which such records relate.
19.8Inspection. On no less than [**] notice from Supernus, Ascent and the Designated Distributor shall make all the records referred to in Section 4.7 of this License Agreement available for inspection during normal business hours by an internationally recognized independent accounting firm selected by Supernus and reasonably acceptable to Ascent that is not paid in whole or in part by a contingent fee arrangement (“Supernus External Auditor”) for the purpose of general review or audit; provided that Supernus may not request such inspection more than once in any [**]. Upon reasonable belief of discrepancy or dispute, Supernus’s External Auditor shall be entitled to take copies or extracts from such records and books of account (but only to the extent related to the contractual obligations set out in this License Agreement) during any review or audit, provided Supernus’s External Auditor signs a confidentiality agreement with Ascent and the Designated Distributor providing that such records and books of account shall be treated as Confidential Information which may not be disclosed to Supernus or any Third Party. Supernus External Auditor shall only disclose to Supernus the results of the Supernus’s External Auditor’s audit, which results shall be concurrently disclosed to Ascent. Any underpayment of amounts due hereunder as reflected by Supernus External Auditor’s shall be promptly paid by Ascent to Supernus.
52483680.4 08/01/2024

EXECUTION COPY
19.9Inspection Costs. Supernus shall be solely responsible for its and Supernus’s External Auditor’s costs in making any such review and audit, unless Supernus’s External Auditor identifies a discrepancy in the calculation of royalties paid to Supernus under this License Agreement in any calendar year from those properly payable for that calendar year of [**] or greater, in which event Ascent shall be solely responsible for the cost of such review and audit and shall pay Supernus any payment due. All information disclosed by Ascent or its Affiliates pursuant to this Section 4 shall be deemed Confidential Information.
19.10Payment Method. All payments to be made by Ascent to Supernus under this License Agreement shall be in United States dollars in immediately available funds and shall be made by wire transfer to an account designated by Supernus, such account to be designated by Supernus at least [**] prior to the date any such payment is due. Any payments to be made by Supernus to Ascent under this License Agreement shall be in United States dollars in immediately available funds and shall be made by wire transfer to an account designated by Ascent for such purpose.
19.11Late Payments. In addition to any other rights and remedies, in the event payments required to be made under this License Agreement are not made on or prior to the required payment date, or cured within [**] days thereafter, the amount of the late payment shall bear interest at the lesser of [**] above the prime rate reported in The Wall Street Journal (Eastern Edition) on the date such payment was due and the maximum permissible rate under the Law commencing on the date such payment is due until such date as the payment is made.
19.12Taxes. Supernus shall be responsible for and shall pay all taxes payable on any income or any payments by Ascent to Supernus. Ascent and Supernus shall bear sole responsibility for payment of compensation to their respective personnel, employees, or subcontractors and for all employment taxes and withholding with respect to such compensation pursuant to Applicable Law. Ascent shall have the right to withhold taxes in the event that the revenue authorities in any country require the withholding of taxes on amounts paid hereunder to Supernus. Ascent shall secure and promptly send to Supernus proof of such taxes, duties, or other levies withheld and paid by Ascent for the benefit of Supernus. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.
20.Confidentiality
20.1Confidentiality Obligation. The Parties shall keep and maintain, and shall cause their respective Affiliates and their respective employees, directors, officers, consultants, and contractors to keep and maintain, as confidential any Confidential Information supplied by the other Party during the Term. The confidentiality and non-disclosure obligations contained in the Settlement Documents shall not apply to, and the definition of Confidential Information shall not include, any information to the extent that such information is:
20.1.1at the time of disclosure by one Party to the other, in the public domain or otherwise publicly known;
52483680.4 08/01/2024

EXECUTION COPY
20.1.2after disclosure by one Party to the other becomes part of the public domain, other than by breach by a Party of any obligation of confidentiality;
20.1.3information which the receiving Party can establish by competent evidence was already in its possession at the time of receipt or was independently developed by the receiving Party; or
20.1.4received from a Third Party who was lawfully entitled to disclose such information free of an obligation of confidentiality.
20.2Exceptions. Notwithstanding Section 5.1, in addition to any disclosure allowed under Section 11.5, the Party receiving Confidential Information may disclose such Confidential Information to the extent that such disclosure has been ordered by a court of law or directed by a Governmental Authority, provided that, the disclosure is limited to the extent ordered or directed and wherever practicable, the Party that owns the Confidential Information has been given sufficient written notice in advance to enable it to seek protection or confidential treatment of such Confidential Information.
20.3Expiration of Confidentiality. The confidentiality obligation contained in this Section 5 shall survive the termination or expiry of this License Agreement for so long as such Confidential Information remains confidential.
20.4Disclosure. If a Party is subpoenaed or otherwise requested by any Person, including any Governmental Authority, (i) to give testimony or provide information which in any way relates to the Settlement Documents, or (ii) to disclose through testimony or otherwise disclose Confidential Information of the other Party which in any way relates to the Ascent Product or practices associated with the Ascent Product, then in each case such Party shall give the other Party prompt notice of such request, and unless otherwise required by Law, shall make no disclosure until such other Party has had a reasonable opportunity to contest the right of the requesting Person to such disclosure. Notwithstanding the foregoing, either Party may state publicly that the Pending Litigation has been settled on terms that are confidential.
20.5Enforcement. The Parties agree that equitable relief, including injunctive relief and specific performance, is appropriate in enforcing the confidentiality provisions of the Settlement Documents. In the event of any such action, the prevailing Party will be entitled to recover, in addition to any charges fixed by the court, its costs and expenses of suit, including reasonable attorney’s fees. Such remedies shall not be deemed to be the exclusive remedies for a breach of this provision, but shall be in addition to all other remedies available at law or equity.
21.Representations and Warranties of Parties
21.1Supernus represents and warrants to Ascent that Supernus possesses the rights and authority to grant the License and Authorization to Ascent.
21.2Each of Supernus and Ascent represents, warrants, and covenants, to the other Party that:
52483680.4 08/01/2024

EXECUTION COPY
21.2.1Organization and Authority. Such Party is a corporation or other legal entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation. Such Party has the requisite power and authority to enter into the Settlement Documents. Such Party has the requisite power and authority to execute and deliver the Settlement Documents and to perform all of its obligations hereunder. The execution and delivery of the Settlement Documents and the performance by such Party of its obligations hereunder have been authorized by all requisite action on its part. The Settlement Documents have been validly executed and delivered by such Party, and, assuming that such documents have been duly authorized, executed and delivered by the other Party, constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.
21.2.2Consents and Approvals. Except as otherwise set forth in this License Agreement or other Settlement Documents, to the best of the Parties’ knowledge, no material filing with, and no material permit, authorization, consent, or approval, of or from any Governmental Authority is required to be obtained by or on behalf of such Party with respect to the transactions contemplated by the Settlement Documents, except for those filings, permits, authorizations, consents, or approvals, the failure of which to be made or obtained would not materially impair such Party’s ability to consummate the transactions contemplated hereby or materially delay the consummation of the transactions contemplated hereby.
21.2.3No Violations. To the best of the Parties’ knowledge, neither the execution nor the delivery of the Settlement Documents by such Party, nor the performance by such Party of its obligations hereunder, will (i) violate the certificate of incorporation, certificate of formation, by-laws, or other organizational document of such Party; (ii) conflict in any material respect with or result in a material violation or breach of, or constitute a material default under, any material contract, agreement, or instrument to which such Party is a party; or (iii) violate or conflict in any material respect with any material Law applicable to such Party.
22.Indemnities; Product Liability Insurance
22.1Indemnity by Supernus. Supernus shall defend, indemnify, and hold harmless Ascent and its directors, officers, employees, and contractors (each a “Ascent Party”) from and against any and all Losses, arising from or in connection with:
22.1.1any Claim resulting from any negligent acts or acts of willful misconduct of any Supernus Party in connection with the performance of its obligations under this License Agreement;
22.1.2any Claim based on or arising out of the use, Manufacturing, Labeling, Packaging, or Marketing of the Trokendi XR Product, including, any investigation by a Governmental Authority or any claim for personal injury or property damage asserted by any user of Trokendi XR Product; or
52483680.4 08/01/2024

EXECUTION COPY
22.1.3the breach by Supernus of any of its representations or warranties contained in this License Agreement, except, in each case, to the extent such Losses are caused by the negligence, breach of the terms of this License Agreement, or willful misconduct of a Ascent Party.
22.2Indemnity by Ascent. Ascent shall defend, indemnify, and hold harmless each of Supernus and its Affiliates and its and their directors, officers, employees, and contractors (each, a “Supernus Party”) from and against any and all Losses arising from or in connection with:
22.2.1any Claim resulting from any negligent acts or acts of willful misconduct of any Ascent Party in connection with the performance of its obligations under this License Agreement;
22.2.2any Claim resulting from any negligent acts or acts of willful misconduct of any Designated Distributor in connection with the Marketing of the Ascent Product;
22.2.3any Claim based on or arising out of the use, Manufacturing, Labeling, Packaging, or Marketing of Ascent Product, including, any investigation by a Governmental Authority or any claim for personal injury or property damage asserted by any user of Ascent Product; or
22.2.4the breach by Ascent of any of its representations or warranties contained in this License Agreement, except, in each case, to the extent that such Losses are caused by the negligence, breach of the terms of this License Agreement, or willful misconduct of a Supernus Party.
22.3Control of Proceedings. A Party seeking indemnification hereunder shall provide prompt written notice thereof to the other Party (and, in any event, within thirty (30) days) of the assertion of any Claim against such indemnified Party as to which indemnity is to be requested hereunder, provided, however, that any delay or failure to provide such notice shall not relieve the indemnifying Party of its indemnity obligations unless, and solely to the extent that, such delay or failure to notify materially prejudices the indemnifying Party’s ability to defend such claims. The indemnifying Party shall have the sole control over the defense of any Claim, provided that, the indemnifying Party shall obtain the written consent of the indemnified Party prior to settling or otherwise disposing of such Claim if as a result of the settlement or Claim disposal the indemnified Party’s interests are in any way adversely affected, including if disposing of such Claim would impose any financial obligation upon the indemnified Party or result in an admission of wrongdoing by the indemnified Party.
22.4No Admissions. The indemnified Party shall not make any payment or incur any expenses in connection with any liability for which such Party is seeking
52483680.4 08/01/2024

EXECUTION COPY
indemnification, or make any admissions or do anything that may compromise or prejudice the defense of any Claim without the prior written consent of the indemnifying Party.
22.5Claim Information. Each Party shall promptly:
22.5.1inform the other by written notice of any actual or threatened Claim to which Sections 7.1 or 7.2 apply;
22.5.2provide to the other Party copies of all papers and official documents received in respect of any such Claim; and
22.5.3cooperate as reasonably requested by the other Party in the defense of any such Claim, provided any actual out of pocket costs incurred in connection with such cooperation shall be at the expense of the indemnifying Party.
22.6Limitation of Liability. Except as may be included in a Claim under Section 7.1, 7.2, or 7.7, or a breach by any Party of Section 3, Section 5, or Section 11.5, in no event shall any Party or its Affiliates be liable for special, punitive, indirect, incidental, or consequential loss or damage based on contract, tort, or any other legal theory arising out of this License Agreement.
22.7Product Liability Insurance. Each Party and any Designated Distributor shall maintain, at its own cost, general commercial liability insurance (including comprehensive product liability) in such amount as such Party and the Designated Distributor customarily maintain with respect to its other products and which is reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities, but in any event not less than $[**] per occurrence and $[**] in the aggregate. In the event the insurance policy obtained by a Party is a “claims made” policy (as opposed to an “occurrence” policy), such Party shall obtain comparable insurance for not less than [**] following the expiry or termination of this License Agreement (or, in Ascent’s and the Designated Distributor’s case, the cessation of sales of the Ascent Product hereunder). Notwithstanding anything to the contrary contained herein, either Party and the Designated Distributor may fulfill all of its obligations hereunder through the purchase of commercial insurance, self-insurance, or through a combination of both.
22.8Irreparable Harm. Ascent and the Designated Distributor and their Affiliates acknowledge that in the event of a Ascent Launch or continued Marketing or Shipping by Ascent or a Designated Distributor or their Affiliates of Ascent Product or any other Generic Equivalent Product in the Territory other than as permitted under this License Agreement, the damages to Supernus and its business (including, but not limited to, lost sales of the Trokendi XR Product) would be difficult to calculate and the adequacy of monetary damages calculated at Law would be uncertain. Accordingly, Ascent and the Designated Distributor and their Affiliates agree that in any action by Supernus seeking injunctive or other equitable relief in connection with any such Ascent Launch or continued Marketing or Shipping, other than as permitted under this License Agreement, Ascent and the Designated Distributor and their Affiliates shall not assert or plead the availability of an adequate remedy at Law as a defense to the obtaining of any such remedy. Ascent and any Designated Distributor and their Affiliates
52483680.4 08/01/2024

EXECUTION COPY
hereby waive any equitable defense to such injunction including, laches, unclean hands, acquiescence, or any estoppel arguments. The foregoing shall not be in lieu of any other remedy to which Supernus may be entitled hereunder in equity or at law as a result of such a breach.
22.9Limitation on Representations, Warranties and Indemnification. NEITHER PARTY SHALL BE DEEMED TO MAKE ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, EXCEPT AS SPECIFICALLY SET FORTH HEREIN. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY EACH PARTY.
23.Force Majeure
23.1Force Majeure. Neither Party shall be entitled to terminate this License Agreement or shall be liable to the other under this License Agreement for loss or damages attributable to any Force Majeure, provided the Party affected shall give prompt notice thereof to the other Party. Subject to Section 8.2, the Party giving such notice shall be excused from such of its obligations hereunder for so long as it continues to be affected by Force Majeure.
23.2Continued Force Majeure. If any Force Majeure continues unabated for a period of at least [**] days, the Parties shall meet to discuss in good faith what actions to take or what modifications should be made to this License Agreement as a consequence of such Force Majeure in order to alleviate its consequences on the affected Party.
24.Trademarks and Trade Names
24.1This License Agreement conveys no rights to either Party to use any trademark or trade dress of the other Party, and conveys no rights to any other intellectual property of either Party other than pursuant to the License and Authorization.
25.Term and Termination
25.1Term. Unless sooner terminated in accordance with the terms hereof, the term of this License Agreement shall extend from the Effective Date until the expiration of the Licensed Patents (the “Term”). In the event this License Agreement terminates due to expiration of the Litigated Patents, Section 8 of the Settlement Agreement and Section 3.5 of the License Agreement shall remain in full force and effect until all patents and applications covered by those sections have expired or are no longer in force.
25.2Termination. In addition to Supernus’s right to immediately terminate this License Agreement as set forth in Section 3, either Party shall be entitled to terminate this License Agreement by written notice to the other if:
25.2.1the other Party commits a material breach of this License Agreement, and fails to remedy it within [**] days of receipt of notice from the first Party of such breach and of its intention to exercise its rights under this Section 10.2; or
52483680.4 08/01/2024

EXECUTION COPY
25.2.2an order is made or a resolution is passed for the winding up of the other Party (other than voluntarily for the purposes of solvent amalgamation or reconstruction) or an order is made for the appointment of an administrator to manage the other Party’s affairs, business, and property or if a receiver (which expression shall include an administrative receiver) is appointed over any of the other Party’s assets or undertaking or if circumstances arise which entitle the court or a creditor to appoint a receiver or manager or which entitle the court to make a winding-up order or if a voluntary arrangement is proposed in respect of the other Party or if the other Party takes or suffers any similar or analogous action in consequence of debt, and such order, appointment, or similar action is not removed within [**] days.
25.3Effect of Termination. In the event of expiry or termination of this License Agreement for any reason, upon request from the other Party, each Party shall promptly return all Confidential Information of the other Party provided during the Term or destroy and certify the destruction of such Confidential Information. In the event of expiry or termination of this License Agreement for any reason, any then-effective license and authorization granted to a Designated Distributor shall also terminate.
25.4Liability on Termination. The termination or expiry of this License Agreement shall not release either of the Parties from any liability which at the time of termination or expiry has already accrued to the other Party, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this License Agreement to survive such termination or expiry.
25.5Surviving Sections. The provisions of Sections 1, 4.4-4.12, 5, 6, 7.1-7.7, 9,10.3-10.5, 11 shall continue in force in accordance with their respective terms notwithstanding expiry or termination of this License Agreement for any reason.
26.Miscellaneous
26.1Notice.
26.1.1Any notice or other document given under the Settlement Documents shall be in writing in the English language and shall be given by hand or sent by prepaid overnight mail or by email, to the address of the receiving Party (along with confirmation by email, if notice is given by hand or sent by prepaid overnight mail) as set out in Section 11.2 below unless a different address has been notified to the other in writing for this purpose.
26.1.2Each such notice or document shall: (i) if sent by hand, be deemed to have been given when delivered at the relevant address; (ii) if sent by prepaid overnight mail, be deemed to have been given one (1) Business Day after posting; or (iii) if sent by email be deemed to have been given when transmitted, provided that, a confirmatory copy of such email shall have been sent by prepaid overnight mail within one (1) Business Day of such transmission.
26.2Address for Notice. The address for services of notices and other documents on the Parties shall be:
52483680.4 08/01/2024

EXECUTION COPY
To Supernus

Supernus Pharmaceuticals, Inc.
9715 Key West Avenue
Rockville, MD 20850
Attn: President

Email: [**]

with a copy to (which shall not constitute notice):

Nicholas F. Giove
Haug Partners LLP
745 Fifth Avenue
New York, NY 10151
Email: [**]

To Ascent:

Ascent Pharmaceuticals, Inc.
400 S Technology Drive
Central Islip, NY 11772
Attention: Sudhakar Vidiyala

with a copy to (which shall not constitute notice):

H. Keeto Sabharwal
HUSCH BLACKWELL LLP
1801 Pennsylvania Avenue NW, Suite 1000
Washington, D.C., 20006-3606
[**]

26.3Assignment.
26.3.1Subject to Section 11.3.2, neither Party shall assign or transfer any of its rights or obligations under the Settlement Documents without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed.
26.3.2Each Party shall be entitled, without prior written consent of the other Party, to assign all, but not less than all, of its rights under the Settlement Documents to an Affiliate or transfer such rights to a successor entity by way of merger or acquisition of substantially all of the assets of such Party (whether by consolidation, sale of assets, or otherwise); provided the Affiliate or other successor entity expressly assumes in writing those rights, duties, and obligations under the Settlement Documents and the Affiliate or other successor is a financially capable business entity. The assignment of the Settlement Documents
52483680.4 08/01/2024

EXECUTION COPY
by a Party and its Affiliates shall not in any way affect such Party’s or its Affiliates’ duties, obligations, and admissions in the Settlement Documents.
26.3.3Subject to the foregoing, the Settlement Documents shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any assignment or transfer in contravention of the terms of the Settlement Documents shall be null and void.
26.4Amendment. The Settlement Documents may not be varied, changed, amended, supplemented, waived, discharged, or terminated, including by course of conduct or trade usage, except by an instrument in writing signed by all Parties to the Settlement Documents.
26.5Public Announcements. The Parties shall maintain in confidence the terms of the Settlement Documents and the negotiations of the Parties pertaining thereto. Without limiting the generality of the foregoing, neither Party nor its counsel shall provide discovery (including without limitation documents, oral testimony, or statements whether by deposition or otherwise, the work of outside experts or consultants, or work product embodying any of the above) to any Third Party in any judicial or arbitral proceeding pertaining to the Settlement Documents in the Territory. Notwithstanding these obligations, (i) either Party may, without the consent of the other Party, issue a press release which states publicly that the Pending Litigation has been settled; (ii) either Party may reference or repeat information previously disclosed in a press release or other public disclosure made in accordance with this Section 11.5; (iii) either Party may disclose such terms in discovery as otherwise required by court order, provided that the other Party shall be given the opportunity to (a) review and comment on the proposed disclosure reasonably in advance of the disclosure, and (b) quash such order and to obtain a protective order requiring that the information and documents that are the subject of such order be held in confidence by such court; (iv) either Party may disclose such terms on a need-to-know basis to such Party’s actual and prospective investors, prospective acquirers, underwriters and lenders, attorneys, accountants, insurers, and FDA consultants, so long as the disclosed-to entity is bound by rules of professional conduct, or has agreed in writing and in advance to maintain the confidentiality of such information under terms no less restrictive than those set forth herein; (v) Ascent may disclose such terms to the FDA as may be necessary or useful in obtaining and maintaining Regulatory Approval of the Ascent ANDA and Launching the Ascent Product as provided by the Settlement Documents, so long as Ascent requests that the FDA maintain such terms in confidence, and (vi) either Party may disclose such terms as otherwise required by Law, including without limitation securities reporting requirements, or by the rules or regulations of any stock exchange to which the Parties are subject which are believed to be necessary in good faith by counsel for any Party; provided that the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of the Settlement Documents with respect to any securities filings, and each Party shall use reasonable efforts to seek confidential treatment for such terms; provided, however, that each Party shall ultimately retain control over what information to disclose to the securities regulators or any other such Governmental Authorities.
52483680.4 08/01/2024

EXECUTION COPY
26.6Merger and Integration. The Settlement Documents supersede all prior discussions and writings of the Parties and constitute the entire agreement between the Parties with respect to the subject matter contained therein. Any breach of the License Agreement or Settlement Agreement shall constitute a breach of the Settlement Documents as a whole. Each of the Settlement Documents shall be deemed of equal dignity to each other and shall be construed together in a consistent manner as reflecting a single intent and purpose. It is agreed that: (i) neither Party has entered into any of the Settlement Documents in reliance upon any representation, warranty, or undertaking of the other Party which is not expressly set out in the Settlement Documents; (ii) neither Party shall have any remedy in respect of misrepresentation or untrue statement made by the other Party or for any breach of warranty which is not contained in Settlement Documents; and (iii) this Section 11.6 shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation.
26.7Governing Law. The Settlement Documents shall be governed by the Laws of the State of Delaware without regard to the conflicts of law provisions thereof. The Parties irrevocably agree that the United States District Court for the District of Delaware shall have exclusive jurisdiction to deal with any disputes arising out of or in connection with the Settlement Documents and that, accordingly, any proceedings arising out of or in connection with the Settlement Documents shall be brought in the United States District Court for the District of Delaware. Notwithstanding the foregoing, if there is any dispute for which the United States District Court for the District of Delaware does not have subject matter jurisdiction, the state courts in the county and state of Delaware shall have jurisdiction. In connection with any dispute arising out of or in connection with the Settlement Documents, each Party hereby expressly consents and submits to the personal jurisdiction of the federal and state courts in the State of Delaware.
26.8Agreement Costs. Each Party shall pay its own costs, charges, and expenses incurred in connection with the negotiation, preparation, and completion of the Settlement Documents.
26.9Counterparts. The Settlement Documents may be executed in any number of counterparts and may be executed by the Parties on separate counterparts (including fax or electronic counterparts), each of which is an original but all of which together constitute the same instrument.
26.10Severability. If and to the extent that any provision of the Settlement Documents is held to be illegal, void, or unenforceable, such provision shall be given no effect and shall be deemed not to be included in the Settlement Documents but without invalidating any of the remaining provisions of the Settlement Documents.
26.11Relationship of the Parties. In making and performing the Settlement Documents, the Parties are acting, and intend to be treated, as independent entities; and nothing contained in the Settlement Documents shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between Supernus and Ascent. Except as otherwise provided herein, neither Party may make any representation, warranty, or
52483680.4 08/01/2024

EXECUTION COPY
commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of the other Party.
26.12Construction. The language in all parts of the Settlement Documents shall be construed, in all cases, according to its fair meaning. Supernus and Ascent acknowledge that each Party and its counsel have reviewed and revised the Settlement Documents and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation thereof. The words “hereof,” “herein,” “hereto,” and “hereunder” and words of similar import, when used in the Settlement Documents, shall refer to the agreements as a whole and not to any particular provision thereof. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Whenever used herein, the words “include,” “includes,” and “including” shall mean “include, without limitation,” “includes, without limitation,” and “including, without limitation,” respectively. The masculine, feminine, or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates. With respect to any particular action or agreement, the use of the words “Supernus shall” or “Supernus will” herein shall also mean “Supernus shall cause” the particular action to be performed. Similarly, with respect to any particular action or agreement, the use of the words “Ascent shall” or “Ascent will” herein shall also mean “Ascent shall cause” the particular action to be performed. Nothing in the Settlement Documents shall operate to exclude any provision implied into the Settlement Documents by Law and which may not be excluded by Law or limit or exclude any liability, right, or remedy to a greater extent than is permissible under Law.
26.13Dispute Resolution.
26.13.1Preliminary Process. If there is a disagreement between the Parties as to the interpretation of the Settlement Documents in relation to any aspect of the performance by either Party of its obligations thereunder, the Parties shall, within [**] days of receipt of a written request from either Party, meet in good faith and try to resolve the disagreement without recourse to legal proceedings.
26.13.2Escalation of Dispute. If resolution of the disagreement does not occur within ten (10) Business Days after such meeting, the matter shall be escalated to applicable Ascent and Supernus Presidents (or other ranking senior executive) for resolution.
26.13.3Equitable Relief. Nothing in this Section 11.13 restricts either Party’s freedom to seek urgent relief to preserve a legal right or remedy, or to protect a proprietary or trade secret right, or to otherwise seek legal remedies through any available channel if resolution is not otherwise achieved under this Section 11.13.
26.14Cumulative Rights. Except as expressly set forth in the Settlement Documents, the rights and remedies of each of the Parties under or pursuant to the Settlement Documents are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general law.
52483680.4 08/01/2024

EXECUTION COPY
26.15No Third Party Benefit. The Settlement Documents shall be binding upon and inure solely to the benefit of the Parties hereto, their Affiliates, successors, and permitted assigns, and except as provided herein, nothing in the Settlement Documents, express or implied, is intended to or shall confer upon any other Person or Persons any right, benefits, or remedies of any nature whatsoever under or by reason of any of the Settlement Documents.
26.16Further Assurance. Each of the Parties shall do, execute, and perform and shall procure to be done and perform all such further acts, deeds, documents, and things as the other Party may reasonably require from time to time to give full effect to the terms of the Settlement Documents.
26.17Waiver. No failure or delay by either Party in exercising any right or remedy provided by law under or pursuant to the Settlement Documents shall impair such right or remedy or operate or be construed as a waiver, acquiescence, or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy. A waiver by a Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Party would otherwise have on any future occasion.
[Signature Page Follows]

52483680.4 08/01/2024

EXECUTION COPY

[Signature Page to License Agreement]
IN WITNESS WHEREOF, the Parties hereto have each caused this License Agreement to be executed by their authorized representatives as of the Effective Date.
SUPERNUS PHARMACEUTICALS, INC.

By:/s/ Jack Khattar
Name:    Jack Khattar
Title:    President & CEO

ASCENT PHARMACEUTICALS, INC.

By:/s/ Sudhakar Vidiyala
Name:    Sudhakar Vidiyala
Title:    President & CEO

52483680.4 08/01/2024

EXECUTION COPY
EXHIBIT B
UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

SUPERNUS PHARMACEUTICALS, INC. Plaintiff, V. ASCENT PHARMACEUTICALS, INC., Defendant.	Case No. 3:23-cv-04015-GC-DEA

STIPULATION AND ORDER OF DISMISSAL WITHOUT PREJUDICE
This action for patent infringement having been brought by Plaintiff Supernus Pharmaceuticals, Inc. (“Supernus”) against Defendant Ascent Pharmaceuticals, Inc. (“Ascent”).
Pursuant to Fed. R. Civ. P. 41, Supernus and Ascent by and through their undersigned counsel, hereby stipulate, that:
1.All claims, counter-claims, and defenses asserted by Supernus and Ascent are dismissed without prejudice; and
2.Each party shall bear its own costs and attorneys’ fees with respect to the matters dismissed hereby.
52483680.4 08/01/2024

EXECUTION COPY
EXHIBIT C
[SENDER]
[DATE]
Jack A. Khattar
President and Chief Executive Officer, Director
Supernus Pharmaceuticals, Inc.
9715 Key West Avenue
Rockville, MD 20850
[**]
Re: Designated Distributor License and Authorization Agreement
Dear Mr. Khattar:
This license and authorization agreement (“Letter Agreement”), memorializes the understandings and terms between and among Supernus Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, having offices located at 9715 Key West Avenue, Rockville, Maryland 20850 (“Supernus”), Ascent Pharmaceuticals, Inc., a corporation organized and existing under the laws of New York, having its principal place of business at 400 South Technology Drive, Central Islip, New York 11722 (“Ascent”), and Camber Pharmaceuticals, Inc., (“Camber”), a corporation organized and existing under the laws of Delaware having offices located at 800 Centennial Avenue, Suite 1, Piscataway, New Jersey, 08854 (collectively, the “Parties”) regarding Ascent’s identification and use of Camber as a Designated Distributor pursuant to the terms of a Settlement Agreement, including a License Agreement, by and between Supernus Pharmaceuticals, Inc. and Ascent Pharmaceuticals, Inc. dated as of April 30, 2024 (collectively “Settlement Documents” and the “License Agreement”).
Capitalized terms used, but not defined, in this Letter Agreement shall have the meaning provided for such terms in the License Agreement. Except as expressly set forth herein, this Letter Agreement does not vary, alter, change, amend, supplement, waive, discharge, or terminate any provision of the License Agreement.
1.DESIGNATION; LICENSE AND AUTHORIZATION
26.1Ascent hereby designates Camber as a Designated Distributor—as defined in Section 1.67 of the License Agreement—to Market in the Territory, on Ascent’s behalf, the Ascent Product on and/or after the applicable [**]. Camber shall itself have such rights and obligations held by Ascent to Market the Ascent Product as provided by the License Agreement. [**] shall exclusively Market the Ascent Product, except as permitted by Sections 2.8 and 2.9 of the License Agreement.

52483680.4 08/01/2024

EXECUTION COPY
26.2Except as expressly set forth in the Settlement Documents, including the License Agreement, or this Letter Agreement, there are no authorizations, licenses, or rights granted to Ascent or Camber by implication, estoppel, or otherwise, including, without limitation, any rights to the [**] or any right to Market or Manufacture any [**]. All rights not expressly granted by Supernus herein and in the License Agreement are hereby retained by Supernus. In addition, except as expressly set forth in the License Agreement or other Settlement Documents, Supernus explicitly retains the right itself or through an Affiliate to Market an [**], and Supernus is free to grant a license under the Licensed Patents or supply [**] to Ascent or any Third Party.
27.COVENANTS
27.1Camber hereby agrees not to manufacture, have manufactured, import, or use Ascent Product in the Territory at any time. Except as expressly set forth in the License Agreement, other Settlement Documents, or this Letter Agreement, Camber hereby agrees not to offer to sell or sell the [**] in the [**] prior to the applicable [**]. Notwithstanding the foregoing and in addition to Section 2.1 of the License Agreement, Supernus hereby grants Camber a limited license, commencing [**] days prior to the [**], to communicate to potential purchasers that Camber will be selling the [**] in the [**] on or after the [**] (including, for example, notification to customers regarding the [**], and engaging customers in non-binding pricing/contracting activities), and shipping or delivering or distributing the [**] to Third Party distributors or Affiliated distributors, in each case solely for the purpose of conducting preparations for an [**] in or into the Territory on the [**]. In addition, starting [**] days prior to a reasonably anticipated [**], Supernus hereby grants Ascent and Camber a license to engage in premarketing activities including contacting customers and engaging in non-binding contracting negotiations, and entering into binding contracts beginning [**] days prior to a reasonably anticipated [**].
27.2Camber and its Affiliates shall not assist, coordinate with, or otherwise help any Third Parties in prosecuting, defending, or settling their litigations concerning their ANDA to Market any [**], except as required by Law. Camber and its Affiliates hereby agree not to: (i) challenge the validity, patentability, or enforceability of the Litigated Patents (including but not limited to a petition for ex parte reexamination, Inter Partes Review (IPR), and Post Grant Review (PGR)); (ii) aid, abet, assist, enable, or participate with any Third Party in a challenge to the validity, patentability, or enforceability of the Litigated Patents or the non-infringement of a Generic Equivalent Product; (iii) Market or Manufacture a [**] other than the Ascent Product pursuant to the License and Authorization; or (iv) aid, abet, enable, or contract with any Third Party regarding the Marketing or Manufacturing of any [**] in or into the [**] other than the [**]. Notwithstanding the foregoing, nothing herein shall prohibit Camber from asserting any and all counterclaims or defenses of invalidity, non-infringement, or unenforceability of the Litigated Patents in any proceeding the subject matter of which is not the [**] or a [**] or [**] to a [**] the [**] as the [**] (and [**] may file a petition for ex parte reexamination, Inter Partes Review (IPR), and Post Grant Review (PGR) of a Litigated Patent, if such Litigated Patent is asserted against Camber in any proceeding the subject matter of which is not the [**] or a [**] or [**] to a [**] the [**] as the [**]).

52483680.4 08/01/2024

EXECUTION COPY
27.3Camber and its Affiliates acknowledge and agree that the restrictions set forth herein and in the License Agreement on the manufacture, use, sale, offer to sell, importation, and distribution of the Ascent Product are reasonable and necessary to protect the legitimate business interests of Supernus, that Supernus would not have entered into this Letter Agreement in the absence of such restrictions, and that any breach of those restrictions will result in irreparable injury to Supernus for which there will be no adequate remedy at law. Accordingly, if Camber and its Affiliates breach any of their undertakings herein, in addition to any other remedy Supernus may have at law or in equity: (1) Supernus may, at its sole discretion, immediately, effective upon notice to Camber, terminate this Letter Agreement; and (2) Camber agrees that Supernus shall be entitled to an injunction to prevent the continuance of such breach and that Supernus will not be required to demonstrate irreparable harm or that the balance of hardship supports the entry of injunctive relief in order to obtain such relief.
28.MARKETING OF ASCENT PRODUCT
28.1Camber will have sole discretion in setting the price for the sale of Ascent Product in the Territory.
28.2Camber acknowledges and expressly agrees to comply with the true-up, maintenance of records, and inspection requirements set forth in Section 4 of the License Agreement.
29.CONFIDENTIALITY
29.1Camber acknowledges and expressly agrees to comply with the confidentiality requirements set forth in Section 5 of the License Agreement.
30.REPRESENTATIONS AND WARRANTIES OF PARTIES
30.1Camber represents, warrants, and covenants that it has read and understands the terms of the Settlement Documents and License Agreement, including without limitation Ascent’s rights to Market the Ascent Product under the License Agreement.
30.2Supernus represents and warrants to Ascent and [**] that Supernus possesses the rights and authority to grant the License and Authorization conveyed herein.
30.3Camber represents, warrants, and covenants that it has not filed and is not maintaining as of the date of this Letter Agreement an ANDA seeking Regulatory Approval for a Generic Equivalent Product (as defined in Section 1.26 of the License Agreement). Camber represents, warrants, and covenants that if Camber subsequently becomes unqualified to be a Designated Distributor—e.g., by filing and/or maintaining an ANDA seeking Regulatory Approval for a Generic Equivalent Product—it will immediately notify Supernus and Ascent of such disqualification. Notwithstanding Camber’s obligation to provide such notice to Supernus, Ascent will provide written notice to Supernus of the disqualification within [**] days of Ascent’s learning of Camber’s disqualification. At any time after receiving such notice from Camber or Ascent, or Supernus having learned of Camber’s disqualification, Supernus may

52483680.4 08/01/2024

EXECUTION COPY
provide forty--five (45) days written notice to Ascent and Camber of termination of this Letter Agreement pursuant to Section 7 below. If this Letter Agreement is terminated by Supernus due to disqualification of Camber, Ascent may elect to propose a new Designated Distributor in accordance with Section 2.9 of the License Agreement.
30.4Each of Supernus, Ascent, and Camber represents, warrants, and covenants, to the other Party that:
30.4.1Organization and Authority. Such Party is a corporation or other legal entity duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation. Such Party has the requisite power and authority to enter into this Letter Agreement. Such Party has the requisite power and authority to execute and deliver this Letter Agreement and to perform all of its obligations hereunder. The execution and delivery of this Letter Agreement and the performance by such Party of its obligations hereunder have been authorized by all requisite action on its part. This Letter Agreement has been validly executed and delivered by such Party, and, assuming that such documents have been duly authorized, executed and delivered by the other Party, constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.
30.4.2Consents and Approvals. Except as otherwise set forth herein or in the License Agreement, to the best of the Parties’ knowledge, no material filing with, and no material permit, authorization, consent, or approval, of or from any Governmental Authority is required to be obtained by or on behalf of such Party with respect to the transactions contemplated herein, except for those filings, permits, authorizations, consents, or approvals, the failure of which to be made or obtained would not materially impair such Party’s ability to consummate the transactions contemplated hereby or materially delay the consummation of the transactions contemplated hereby.
30.4.3No Violations. To the best of the Parties’ knowledge, neither the execution nor the delivery of this Letter Agreement by such Party, nor the performance by such Party of its obligations hereunder, will (i) violate the certificate of incorporation, certificate of formation, by-laws, or other organizational document of such Party; (ii) conflict in any material respect with or result in a material violation or breach of, or constitute a material default under, any material contract, agreement, or instrument to which such Party is a party; or (iii) violate or conflict in any material respect with any material Law applicable to such Party.
31.INDEMNITIES; PRODUCT LIABILITY INSURANCE
31.1Indemnity by Supernus. Supernus shall defend, indemnify, and hold harmless Camber and their directors, officers, employees, and contractors from and against any and all Losses, arising from or in connection with:
31.1.1any Claim resulting from any negligent acts, omissions, or acts of willful misconduct of any Supernus Party in connection with the performance of its obligations under this Letter Agreement;

52483680.4 08/01/2024

EXECUTION COPY
31.1.2any Claim based on or arising out of the use, Manufacturing, Labeling, Packaging, or Marketing of the Trokendi XR Product, including, any investigation by a Governmental Authority or any claim for personal injury or property damage asserted by any user of Trokendi XR Product; or
31.1.3the breach by Supernus of any of its representations or warranties contained in this Letter Agreement, except, in each case, to the extent such Losses are caused by the negligence, breach of the terms of this Letter Agreement, or willful misconduct of Ascent, Camber, or their directors, officers, employees, or contractors.
31.2Indemnity by Ascent and Camber. Ascent and Camber shall defend, indemnify, and hold harmless each of Supernus and its Affiliates and its and their directors, officers, employees, and contractors (each, a “Supernus Party”) from and against any and all Losses arising from or in connection with:
31.2.1any Claim resulting from any negligent acts, omissions, or acts of willful misconduct of Ascent, Camber, or their directors, officers, employees, or contractors in connection with the performance of its obligations under this Letter Agreement;
31.2.2any Claim based on or arising out of the use, Manufacturing, Labeling, Packaging, or Marketing of Ascent Product, including, any investigation by a Governmental Authority or any claim for personal injury or property damage asserted by any user of Ascent Product; or
31.2.3the breach by Ascent or by Camber of any of its representations or warranties contained in this Letter Agreement, except, in each case, to the extent that such Losses are caused by the negligence, breach of the terms of this Letter Agreement, or willful misconduct of a Supernus Party.
31.3Control of Proceedings. A Party seeking indemnification hereunder shall provide prompt written notice thereof to the other Party (and, in any event, within [**] days) of the assertion of any Claim against such indemnified Party as to which indemnity is to be requested hereunder, provided, however, that any delay or failure to provide such notice shall not relieve the indemnifying Party of its indemnity obligations unless, and solely to the extent that, such delay or failure to notify materially prejudices the indemnifying Party’s ability to defend such claims. The indemnifying Party shall have the sole control over the defense of any Claim, provided that, the indemnifying Party shall obtain the written consent of the indemnified Party prior to settling or otherwise disposing of such Claim if as a result of the settlement or Claim disposal the indemnified Party’s interests are in any way adversely affected, including if disposing of such Claim would impose any financial obligation upon the indemnified Party or result in an admission of wrongdoing by the indemnified Party.
31.4No Admissions. The indemnified Party shall not make any payment or incur any expenses in connection with any liability for which such Party is seeking

52483680.4 08/01/2024

EXECUTION COPY
indemnification, or make any admissions or do anything that may compromise or prejudice the defense of any Claim without the prior written consent of the indemnifying Party.
31.5Claim Information. Each Party shall promptly:
31.5.1inform the other by written notice of any actual or threatened Claim to which Sections 6.1 or 6.2 apply;
31.5.2provide to the other Party copies of all papers and official documents received in respect of any such Claim; and
31.5.3cooperate as reasonably requested by the other Party in the defense of any such Claim, provided any actual out of pocket costs incurred in connection with such cooperation shall be at the expense of the indemnifying Party.
31.6Limitation of Liability. Except as may be included in a Claim under Section 6.1, or 6.7, or a breach by any Party of Section 2, Section 4, or Section 8.5, in no event shall any Party or its Affiliates be liable for special, punitive, indirect, incidental, or consequential loss or damage based on contract, tort, or any other legal theory arising out of this License Agreement.
31.7Product Liability Insurance. Supernus, Ascent, and Camber shall maintain, at their own cost, general commercial liability insurance (including comprehensive product liability) in such amount as such Party customarily maintain with respect to its other products and which is reasonable and customary in the U.S. pharmaceutical industry for companies of comparable size and activities, but in any event not less than $[**] per occurrence and $[**] in the aggregate. In the event the insurance policy obtained by a Party is a “claims made” policy (as opposed to an “occurrence” policy), such Party shall obtain comparable insurance for not less than [**] following the expiry or termination of this Letter Agreement (or, in Ascent’s and Camber’s case, the cessation of sales of the Ascent Product hereunder). Notwithstanding anything to the contrary contained herein, a Party may fulfill all of its obligations hereunder through the purchase of commercial insurance, self-insurance, or through a combination of both.
31.8Irreparable Harm. Ascent and Camber and their Affiliates acknowledge that in the event of an Ascent Launch or continued Marketing or Shipping by Ascent or Camber or their Affiliates of the Ascent Product or any other [**] in the Territory other than as permitted under the License Agreement or this Letter Agreement, the damages to Supernus and its business (including, but not limited to, lost sales of the Ascent Product) would be difficult to calculate and the adequacy of monetary damages calculated at Law would be uncertain. Accordingly, Ascent and Camber and their Affiliates agree that in any action by Supernus seeking injunctive or other equitable relief in connection with any such [**] or continued Marketing or Shipping, other than as permitted under this License Agreement, Ascent and [**] and their Affiliates shall not assert or plead the availability of an adequate remedy at Law as a defense to the obtaining of any such remedy. Ascent and Camber and their Affiliates hereby waive any equitable defense to such injunction including, laches, unclean hands, acquiescence, or any estoppel arguments. The

52483680.4 08/01/2024

EXECUTION COPY
foregoing shall not be in lieu of any other remedy to which Supernus may be entitled hereunder in equity or at law as a result of such a breach.
31.9Limitation on Representations, Warranties and Indemnification. NO PARTY SHALL BE DEEMED TO MAKE ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, EXCEPT AS SPECIFICALLY SET FORTH HEREIN. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY EACH PARTY.
32.TERM, TERMINATION, AND EFFECT OF TERMINATION OF THE LICENSE AGREEMENT
32.1Term. Unless sooner terminated in accordance with the terms hereof, the term of this Letter Agreement shall extend from the date of this Letter Agreement until the expiration of the Licensed Patents as defined in Section 1.32 of the License Agreement (the “Term”). In the event this Letter Agreement terminates due to expiration of the Litigated Patents as defined in Section 1.33 of the License Agreement, Section 8 of the Settlement Agreement and Section 3.5 of the License Agreement shall remain in full force and effect until all patents and applications covered by those sections have expired or are no longer in force.
32.2Termination.
32.2.1Supernus shall have the right to immediately terminate this Letter Agreement as provided in Section 2.3.
32.2.2Supernus shall have the right to terminate this Letter Agreement as provided in Section 5.3.
32.2.3In addition to Supernus’s rights to terminate this Letter Agreement as set forth in Sections 2.3 and 5.3, Supernus shall be entitled to terminate this Letter Agreement by written notice to Ascent and Camber if Ascent or Camber commits a material breach of this Letter Agreement, and fails to remedy it within [**] days of receipt of notice from Supernus of such breach and of its intention to exercise its rights under this Section 7.
32.2.4Ascent shall be responsible for ensuring Camber’s compliance with Camber’s obligations under this Letter Agreement to comply with Ascent’s obligations under the License Agreement. In the event Camber fails to comply with Ascent’s or its own obligations under the License Agreement or this Letter Agreement, and fails to remedy it within [**] days of receipt of notice from Supernus of such breach and of its intention to exercise its rights under this Section 7, Camber’s noncompliance shall constitute both Camber’s breach of this Letter Agreement and Ascent’s breach of the License Agreement. Camber’s breach of this Letter Agreement by failing to comply with Ascent’s obligations under the License Agreement shall cause immediate termination of this Letter Agreement.

52483680.4 08/01/2024

EXECUTION COPY
32.2.5Any Party shall be entitled to terminate this Letter Agreement by written notice to the other Parties if an order is made or a resolution is passed for the winding up of the other Party (other than voluntarily for the purposes of solvent amalgamation or reconstruction) or an order is made for the appointment of an administrator to manage the other Party’s affairs, business, and property or if a receiver (which expression shall include an administrative receiver) is appointed over any of the other Party’s assets or undertaking or if circumstances arise which entitle the court or a creditor to appoint a receiver or manager or which entitle the court to make a winding-up order or if a voluntary arrangement is proposed in respect of the other Party or if the other Party takes or suffers any similar or analogous action in consequence of debt, and such order, appointment, or similar action is not removed within [**] days.
32.3Effect of Termination. In the event of expiry or termination of the License Agreement for any reason, any then-effective license and authorization granted to a Designated Distributor shall also terminate.
32.4Liability on Termination. The termination or expiry of this Letter Agreement shall not release any Party from any liability which at the time of termination or expiry has already accrued to the other Party, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Letter Agreement to survive such termination or expiry.
32.5Termination Upon Changing or Adding a Designated Distributor. If Ascent elects to change a Designated Distributor to a qualified Third Party other than Camber, or add a Designated Distributor, or eliminate the use of Camber as a Designated Distributor, this Letter Agreement shall terminate with respect to Camber. The obligations of Camber under the License Agreement and this Letter Agreement following termination shall survive and continue, including those set forth in Sections 3, 5, 7.1-7.7, and 11 of the License Agreement.
32.6Surviving Sections. The provisions of Sections 3.2, 4, 5, 6.1-6.7, 7.3-7.6, and 8 shall continue in force in accordance with their respective terms notwithstanding expiry or termination of this Letter Agreement for any reason.
33.MISCELLANEOUS
33.1Notice.
33.1.1Any notice or other document given under the provisions herein shall be in writing in the English language and shall be given by hand or sent by prepaid overnight mail or by email, to the address of the receiving Party (along with confirmation by email, if notice is given by hand or sent by prepaid overnight mail) as set out in Section 8.2 below unless a different address has been notified to the other in writing for this purpose.
33.1.2Each such notice or document shall: (i) if sent by hand, be deemed to have been given when delivered at the relevant address; (ii) if sent by prepaid overnight mail, be deemed to have been given [**] after posting; or (iii) if sent by email be deemed to have been

52483680.4 08/01/2024

EXECUTION COPY
given when transmitted, provided that, a confirmatory copy of such email shall have been sent by prepaid overnight mail within [**] of such transmission.
33.2Address for Notice. The address for services of notices and other documents on the Parties shall be:
To Supernus

Supernus Pharmaceuticals, Inc.
9715 Key West Avenue
Rockville, MD 20850
Attn: President
Email: [**]
with a copy to (which shall not constitute notice):

Nicholas F. Giove
HAUG PARTNERS LLP
745 Fifth Avenue
New York, NY 10151
Email: [**]

To Ascent:
Ascent Pharmaceuticals, Inc.
400 S Technology Drive
Central Islip, NY 11772
Attention: Sudhakar Vidiyala

with a copy to (which shall not constitute notice):

H. Keeto Sabharwal
HUSCH BLACKWELL LLP
1801 Pennsylvania Avenue NW, Suite 1000
Washington, D.C., 20006-3606
[**]
To Camber:
Camber Pharmaceuticals Inc.
800 Centennial Ave, Suite 1
Piscataway, NJ 08854
Attention: Kon Ostaficiuk – President
Ron Cerminaro – Vice President, Commercial Strategy and Operations
[**]
[**]

52483680.4 08/01/2024

EXECUTION COPY
33.3Assignment. Neither Ascent nor Camber shall have the right to sublicense, assign, or transfer any of its rights under this Letter Agreement without the prior written consent of Supernus.
33.4Amendment. This Letter Agreement may not be varied, changed, amended, supplemented, waived, discharged, or terminated, including by course of conduct or trade usage, except by an instrument in writing signed by all Parties to the Letter Agreement.
33.5Public Announcements. The Parties shall maintain in confidence the terms of this Letter Agreement, the negotiations of the Parties pertaining thereto, and the License Agreement. Without limiting the generality of the foregoing, no Party nor its counsel shall provide discovery (including without limitation documents, oral testimony, or statements whether by deposition or otherwise, the work of outside experts or consultants, or work product embodying any of the above) to any Third Party in any judicial or arbitral proceeding pertaining to this Letter Agreement or the License Agreement in the Territory. Notwithstanding these obligations, (i) any Party may disclose such terms in discovery as otherwise required by court order, provided that the other Party shall be given the opportunity to (a) review and comment on the proposed disclosure reasonably in advance of the disclosure, and (b) quash such order and to obtain a protective order requiring that the information and documents that are the subject of such order be held in confidence by such court; (ii) any Party may disclose such terms on a need-to-know basis to such Party’s actual and prospective investors, prospective acquirers, underwriters and lenders, attorneys, accountants, insurers, and FDA consultants, so long as the disclosed-to entity is bound by rules of professional conduct, or has agreed in writing and in advance to maintain the confidentiality of such information under terms no less restrictive than those set forth herein; (iii) Ascent may disclose such terms to the FDA as may be necessary or useful in obtaining and maintaining Regulatory Approval of the Ascent ANDA and Launching the Ascent Product as provided by the Settlement Documents, so long as Ascent requests that the FDA maintain such terms in confidence, and (iv) any Party may disclose such terms as otherwise required by Law, including without limitation securities reporting requirements, or by the rules or regulations of any stock exchange to which the Parties are subject which are believed to be necessary in good faith by counsel for any Party; provided that the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of this Letter Agreement with respect to any securities filings, and each Party shall use reasonable efforts to seek confidential treatment for such terms; provided, however, that each Party shall ultimately retain control over what information to disclose to the securities regulators or any other such Governmental Authorities.
33.6Merger and Integration. This Letter Agreement between Supernus, Ascent, and Camber supersedes all prior discussions and writings between and among these three parties and constitutes the entire agreement between Supernus, Ascent, and Camber with respect to the subject matter contained in this Letter Agreement. For the avoidance of doubt, nothing set forth in this Letter Agreement shall or shall be deemed to amend, modify, or otherwise change the terms and conditions of the Settlement Documents between Supernus and Ascent, except as expressly stated herein.

52483680.4 08/01/2024

EXECUTION COPY
33.7Governing Law. This Letter Agreement shall be governed by the Laws of the State of Delaware without regard to the conflicts of law provisions thereof. The Parties irrevocably agree that the United States District Court for the District of Delaware shall have exclusive jurisdiction to deal with any disputes arising out of or in connection with this Letter Agreement and that, accordingly, any proceedings arising out of or in connection with this Letter Agreement shall be brought in the United States District Court for the District of Delaware. Notwithstanding the foregoing, if there is any dispute for which the United States District Court for the District of Delaware does not have subject matter jurisdiction, the state courts in the county and state of Delaware shall have jurisdiction. In connection with any dispute arising out of or in connection with this Letter Agreement, each Party hereby expressly consents and submits to the personal jurisdiction of the federal and state courts in the State of Delaware.
33.8Agreement Costs. Each Party shall pay its own costs, charges, and expenses incurred in connection with the negotiation, preparation, and completion of this Letter Agreement.
33.9Counterparts. This Letter Agreement may be executed in any number of counterparts and may be executed by the Parties on separate counterparts (including fax or electronic counterparts), each of which is an original but all of which together constitute the same instrument.
33.10Severability. If and to the extent that any provision of this Letter Agreement is held to be illegal, void, or unenforceable, such provision shall be given no effect and shall be deemed not to be included in this Letter Agreement but without invalidating any of the remaining provisions of this Letter Agreement.
33.11Relationship of the Parties. In making and performing the Settlement Documents, the Parties are acting, and intend to be treated, as independent entities; and nothing contained in the Settlement Documents shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between Supernus and Ascent. Except as otherwise provided herein, no Party may make any representation, warranty, or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of the other Party.
33.12Construction. The language in all parts of this Letter Agreement shall be construed, in all cases, according to its fair meaning. Supernus, Ascent, and Camber acknowledge that each Party and its counsel have reviewed and revised this Letter Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation thereof. The words “hereof,” “herein,” “hereto,” and “hereunder” and words of similar import, when used in this Letter Agreement, shall refer to the agreement as a whole and not to any particular provision thereof. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Whenever used herein, the words “include,” “includes,” and “including” shall mean “include, without limitation,” “includes, without limitation,” and “including, without limitation,” respectively. The masculine, feminine, or neutral gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates. With respect to any

52483680.4 08/01/2024

EXECUTION COPY
particular action or agreement, the use of the words “Supernus, Ascent, and/or Camber shall” or “Supernus, Ascent, and/or Camber will” herein, or the like, shall also mean “Supernus, Ascent, and/or Camber shall cause” the particular action to be performed. Nothing in this Letter Agreement shall operate to exclude any provision implied into this Letter Agreement by Law and which may not be excluded by Law or limit or exclude any liability, right, or remedy to a greater extent than is permissible under Law.
33.13Dispute Resolution.
33.13.1Preliminary Process. If there is a disagreement between the Parties as to the interpretation of this Letter Agreement in relation to any aspect of the performance by any Party of its obligations thereunder, the Parties shall, within [**] days of receipt of a written request from any Party, meet in good faith and try to resolve the disagreement without recourse to legal proceedings.
33.13.2Escalation of Dispute. If resolution of the disagreement does not occur within [**] after such meeting, the matter shall be escalated to applicable Ascent, Supernus, and Camber Presidents (or other ranking senior executive) for resolution.
33.13.3Equitable Relief. Nothing in this Section 8.13 restricts any Party’s freedom to seek urgent relief to preserve a legal right or remedy, or to protect a proprietary or trade secret right, or to otherwise seek legal remedies through any available channel if resolution is not otherwise achieved under this Section 8.13.
33.14Cumulative Rights. Except as expressly set forth in this Letter Agreement, the rights and remedies of each of the Parties under or pursuant to this Letter Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general law.
33.15No Third Party Benefit. This Letter Agreement shall be binding upon and inure solely to the benefit of the Parties hereto, their Affiliates, successors, and permitted assigns, and except as provided herein, nothing in this Letter Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any right, benefits, or remedies of any nature whatsoever under or by reason of this Letter Agreement.
33.16Further Assurance. Each of the Parties shall do, execute, and perform and shall procure to be done and perform all such further acts, deeds, documents, and things as the other Party may reasonably require from time to time to give full effect to the terms of this Letter Agreement.
33.17Waiver. No failure or delay by any Party in exercising any right or remedy provided by law under or pursuant to this Letter Agreement shall impair such right or remedy or operate or be construed as a waiver, acquiescence, or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy. A

52483680.4 08/01/2024

EXECUTION COPY
waiver by a Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Party would otherwise have on any future occasion.

52483680.4 08/01/2024

EXECUTION COPY

Signature below by a duly authorized representative constitutes written acceptance of the terms set forth above.

ACKNOWLEDGED AND AGREED:
SUPERNUS PHARMACEUTICALS, INC.
By:
Name:
Title:
Date:

ASCENT PHARMACEUTICALS, INC.
By:
Name:
Title:
Date:

CAMBER PHARMACEUTICALS, INC.
By:
Name:
Title:
Date:

52483680.4 08/01/2024